                                                                    EXHIBIT 10.2


                            Asset Purchase Agreement

                            Dated November 14, 1997

                                    between

                         Renaissance Media Holdings LLC

                                      and

                                 TWI Cable Inc.

                               TABLE OF CONTENTS

                                                                            Page
Article 1. Certain Definitions .............................................  1
           -------------------

  Section 1.1 Rules of Construction ........................................  1

  Section 1.2 Certain Defined Terms ........................................  2

  Section 1.3 Terms Defined in Other Sections ..............................  7

Article 2. Purchase and Sale ...............................................  8
           -----------------

  Section 2.1 Covenant of Purchase and Sale; Assets ........................  8

  Section 2.2 Excluded Assets .............................................. 10

  Section 2.3 Assumed Obligations and Liabilities .......................... 10

  Section 2.4 Purchase Price ............................................... 11

  Section 2.5 Current Items Amount ......................................... 11

  Section 2.6 Subscriber Adjustment Amount ................................. 14

Article 3. Related Matters ................................................. 14
           ---------------

  Section 3.1 Use of Names and Logos; Transitional Consulting Services ..... 14

  Section 3.2 Bulk Sales ................................................... 15

  Section 3.3 Transfer Taxes ............................................... 15

  Section 3.4 Escrow Deposit ............................................... 15

Article 4. Buyer's Representations and Warranties .......................... 15
           --------------------------------------

  Section 4.1 Organization of Buyer ........................................ 16

  Section 4.2 Authority .................................................... 16

  Section 4.3 No Conflict; Required Consents ............................... 16

  Section 4.4 Litigation ................................................... 16

  Section 4.5 Finders and Brokers .......................................... 17



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
  Section 4.6 Full Access .......................................................  17

  Section 4.7 Offering ..........................................................  17

Article 5. Seller's Representations and Warranties ..............................  17
           ---------------------------------------

  Section 5.1 Organization and Qualification of Seller and Seller Subsidiaries...  17

  Section 5.2 Authority .........................................................  18

  Section 5.3 No Conflict; Required Consents ....................................  18

  Section 5.4 Title to and Physical Condition of Assets .........................  18

  Section 5.5 Franchises, Licenses, and System Contracts ........................  19

  Section 5.6 Litigation ........................................................  20

  Section 5.7 Tax Returns; Other Reports ........................................  20

  Section 5.8 System Information ................................................  20

  Section 5.9 Compliance with Legal Requirements ................................  21

  Section 5.10 Financial and Operational Information ............................  22

  Section 5.11 No Adverse Change ................................................  22

  Section 5.12 Employees ........................................................  22

  Section 5.13 Employee Benefits ................................................  23

  Section 5.14 Environmental ....................................................  23

  Section 5.15 Accounts Receivable ..............................................  24

  Section 5.16 Taxpayer Identification Number ...................................  24

  Section 5.17 Competitive Activity .............................................  24

  Section 5.18 No Other Commitment ..............................................  24

  Section 5.19 Experience .......................................................  24

  Section 5.20 Investment .......................................................  25

  Section 5.21 Disclosure of Information ........................................  25



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
Article 6. Covenants .......................................................  25
           ---------

  Section 6.1 Certain Affirmative Covenants of Seller ......................  25

  Section 6.2 Certain Negative Covenants of Seller .........................  27

  Section 6.3 Certain Covenants of Buyer ...................................  28

  Section 6.4 Employee Matters .............................................  29

  Section 6.5 WARN Act .....................................................  30

  Section 6.6 Title Insurance ..............................................  30

  Section 6.7 HSR Act Compliance ...........................................  31

  Section 6.8 Post-Closing Obtaining of Consents, Authorizations
              and Approvals ................................................  31

  Section 6.9 Social Contract ..............................................  31

  Section 6.10 Confidentiality .............................................  32

  Section 6.11 Supplements to Schedules ....................................  33

  Section 6.12 Notification of Certain Matters .............................  33

  Section 6.13 Commercially Reasonable Efforts .............................  34

  Section 6.14 Environmental Reports .......................................  34

  Section 6.15 Access to Books and Records .................................  34

  Section 6.16 Other Agreements ............................................  34

  Section 6.17 Guaranty of Seller's Post-Closing Obligations ...............  35

  Section 6.18 Special Provisions for Franchise Transfers ..................  35

Article 7. Conditions Precedent ............................................  39
           --------------------

  Section 7.1 Conditions to Buyer's Obligations ............................  39

  Section 7.2 Conditions to Seller's Obligations ...........................  41

Article 8. Closing .........................................................  42
           -------

  Section 8.1 Closing; Time and Place ......................................  42



  Section 8.2 Seller's Obligations .......................................... 43

  Section 8.3 Buyer's Obligations ........................................... 44

Article 9. Termination ...................................................... 45
           -----------

  Section 9.1 Termination Events ............................................ 45

  Section 9.2 Effect of Termination ......................................... 45

Article 10. Remedies ........................................................ 47
            --------

  Section 10.1 Remedies Cumulative .......................................... 47

  Section 10.2 Attorneys' Fees .............................................. 47

Article 11. Indemnification ................................................. 47
            ---------------

  Section 11.1 Indemnification by Seller .................................... 47

  Section 11.2 Indemnification by Buyer ..................................... 48

  Section 11.3 Indemnified Third Party Claim ................................ 49

  Section 11.4 Determination of Indemnification Amounts and Related Matters.. 50

  Section 11.5 Time and Manner of Certain Claims ............................ 50

Article 12. Miscellaneous Provisions ........................................ 50
            ------------------------

  Section 12.1 Expenses ..................................................... 50

  Section 12.2 Waivers ...................................................... 51

  Section 12.3 Notices ...................................................... 51

  Section 12.4 Entire Agreement; Amendments ................................. 52

  Section 12.5 Binding Effect; Benefits; Assignments ........................ 52

  Section 12.6 Headings ..................................................... 53

  Section 12.7 Counterparts ................................................. 53

  Section 12.8 Publicity .................................................... 53

  Section 12.9 Governing Law ................................................ 53

                                      iv
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
  Section 12.10 Third Parties; Joint Ventures ............................... 53

  Section 12.11 Construction ................................................ 54

  Section 12.12 Risk of Loss ................................................ 54

                            Asset Purchase Agreement
                            ------------------------

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of November 14, 1997, by and between RENAISSANCE MEDIA HOLDINGS LLC, a Delaware limited liability company ("Buyer"), and TWI CABLE INC., a Delaware corporation ("Seller").

                                    RECITALS
                                    --------

     A. Seller owns and operates cable television systems which are franchised or hold other operating authority and operate in and around the City of Jackson, Tennessee, Picayune Cablevision, Inc. (an indirect wholly-owned subsidiary of Seller) owns and operates a cable television system which is franchised or holds other operating authority and operates in and around the City of Picayune, Mississippi, and Cablevision Industries of Louisiana Partnership (an indirect wholly-owned subsidiary of Seller) owns and operates cable television systems which are franchised or hold other operating authority and operate in and around the Parishes of Lafourche, St. Landry, St. Tammany and Pointe Coupee, Louisiana (all such Tennessee, Mississippi and Louisiana cable television systems together, the "Systems"). Picayune Cablevision, Inc. and Cablevision Industries of Louisiana Partnership are sometimes referred to herein collectively as the "Seller Subsidiaries".

     B. Seller and the Seller Subsidiaries are willing to sell and convey to Buyer, and Buyer is willing to purchase from Seller and the Seller Subsidiaries, substantially all of the assets comprising the Systems other than the Excluded Assets (as hereinafter defined), upon the terms and conditions set forth in this Agreement.

                                   AGREEMENTS
                                   ----------

     In consideration of the foregoing recitals, which are incorporated herein by this reference, and the mutual covenants and promises set forth herein, Buyer and Seller agree as follows:


                                   Article 1.
                              Certain Definitions
                              -------------------

     Section 1.1  Rules of Construction. Unless otherwise expressly provided in
                  ---------------------
this Agreement, or unless the context clearly requires otherwise, (a) accounting terms used in this Agreement shall have the meanings ascribed to them under GAAP, (b) words used in this Agreement, regardless of the gender and number used, shall be deemed and construed to include any other gender, masculine, feminine, or neuter, and any other number, singular or plural, as the context requires, (c) the words "including", "include" and "includes" are not limiting, and the word "or" is not exclusive, (d) the capitalized term "Section" refers to sections of this Agreement, (e) references to a particular Section include all subsections thereof, (f) references to a particular statute or regulation include all amendments thereto, rules and regulations thereunder and any successor statute, rule or regulation, or published clarifications or interpretations with respect thereto, in each case as from time to time in effect, (g) references to Schedules and Exhibits shall, unless otherwise indicated, refer to the Schedules and Exhibits attached to this Agreement, which shall be incorporated in and constitute a part of this Agreement by such reference, (h) references to a Person include such person's successors and assigns to the extent not prohibited by this Agreement, and (i) references to a "day" or number of "days" (without the explicit qualification "business") shall be interpreted as a reference to a calendar day or number of calendar days, and if any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a business day, then such action or notice shall be deferred until, or may be taken or given on, the next business day.

     Section 1.2  Certain Defined Terms. As used in this Agreement:
                  ---------------------

     "Adjustment Time" means 11:59 p.m., local time, on the Closing Date.

     "Affiliate" means, with respect to a Person, any other Person controlling, controlled by or under common control with the Person, with "control" for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or voting interests, by contract or otherwise.

     "Benefit Arrangement" means any material benefit arrangement that is not an Employee Benefit Plan, including (a) any employment or consulting agreement, (b) any arrangement providing for insurance coverage or workers' compensation benefits, (c) any incentive or deferred bonus arrangement, (d) any arrangement providing termination allowance, severance or similar benefits, (e) any equity compensation plan, (f) any deferred compensation plan and (g) any compensation policy or practice.

     "Cable Act" means Title VI of the Communications Act of 1934, 47 U.S.C. (S) 151 et. seq., and all other provisions of the Cable Communications Policy Act of 1984, Pub. L. No. 98-549, and the Cable Television Consumer Protection and Competition Act of 1992, Pub. L. No. 102-385.

     "Closing Date" means the date of Closing.

     "Code" means the Internal Revenue Code of 1986.

     "Communications Act" means the Communications Act of 1934.

     "Contract" means any written contract, mortgage, deed of trust, bond, indenture, lease, license, note, franchise, certificate, option, warrant, right or other instrument, document, obligation or agreement, and any oral obligation, right or agreement.

     "Copyright Act" means the Copyright Act of 1976.

     "Employee Benefit Plan" means any pension, retirement, profit-sharing, deferred compensation, vacation, severance, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of ERISA to which Seller or any Seller Subsidiary or any entity related to Seller or any Seller Subsidiary (under the terms of Sections 414(b), (c), (m) or (o) of the Code) contributes or which Seller or any Seller Subsidiary or any entity related to Seller or any Seller Subsidiary (under the terms of Sections 414(b), (c), (m) or (o) of the Code) sponsors or maintains, or by which Seller or any Seller Subsidiary is otherwise bound and which covers or otherwise provides benefits to any individual who performs services for the Systems.

     "Environmental Law" means any requirement of law pertaining to land use, air, soil, surface water, groundwater (including the protection, cleanup, removal, remediation or damage thereof), public or employee health or safety or any other environmental matter, including the following laws: (a) Clean Air Act (42 U.S.C. (S) 7401, et seq.); (b) Clean Water Act, as amended (33 U.S.C. (S)
                     -- ---
1251, et seq.); (c) Watershed Protection and Flood Prevention Act, as amended
      -- ---
(16 U.S.C. (S) 1001, et seq.); (d) Comprehensive Environmental Response,
                     -- ---
Compensation and Liability Act of 1980, as amended (42 U.S.C. (S) 9601, et
                                                                        --
seq.); (e) Safe Drinking Water Act, as amended (42 U.S.C. 300f, et seq.); (f)
---                                                             -- ---
Toxic Substances Control Act (15 U.S.C. (S) 2601, et seq.); (g) Endangered
                                                  -- ---
Species Act of 1973, as amended (16 U.S.C. (S) 1531, et seq.); (h) Occupational
                                                     -- ---
Safety and Health Act of 1970 (29 U.S.C. (S) 651, et seq.); and (i) Resource
                                                  -- ---
Conservation and Recovery Act of 1976, as amended (42 U.S.C. (S) 6901, et seq.);
                                                                       -- ---
together with any other applicable federal, state or local laws relating to emissions, discharges, releases or threatened releases of any Hazardous Substance into ambient air, land, surface water, ground water, personal property or structures, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage disposal, transport, discharge or handling of any Hazardous Substance.

     "Equity Value" means $9,500,000.00, subject to adjustment as provided in Sections 2.6 and 6.18.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "FCC" means the Federal Communications Commission.

     "GAAP" means generally-accepted accounting principles applicable to the cable television industry, consistently applied, as from time to time in effect, including the statements and interpretations of the U.S. Financial Accounting Standards Board.

     "Governmental Authority" means the United States of America, any state, commonwealth, territory, or possession thereof and any political subdivision or quasi-governmental authority of any of the same.

     "Hazardous Substance" means any pollutant, contaminant, hazardous or toxic substance, material, constituent or waste or any pollutant that is labeled or regulated as such terms are defined in any Environmental Law or that is labeled or regulated as such by any governmental authority and includes, without limitation, asbestos and asbestos-containing materials and any material or substance that is: (a) designated as a "toxic pollutant" pursuant to Section 307 of the Clean Water Act, 33 U.S.C. Section 1251, et seq. (33 U.S.C. (S) 1317); (b) defined as a
                             -- ---
"hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq. (42 U.S.C. (S) 6903); (c)
                                              -- ---
defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980; or (d is so designated or defined under any other applicable Legal Requirement.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     "Individual Subscriber" means, as to each System, any active subscriber of such System at that System's regular monthly subscription rate for Tier Cable
(a) who has been a subscriber for at least one full month, and who has paid at least one month's payment in full without discount, together with any applicable installation fees unless waived in the ordinary course of business consistent with Seller or the Seller Subsidiaries' past practices; (b) whose payment for service (including installation fees, but exclusive of late charges) is not more than 60 days past due from the first day of the period to which an outstanding bill relates (provided that a subscriber's account shall not be considered delinquent as a result of unpaid amounts not exceeding $8.00 pending the resolution of a bona fide dispute); (c) who has not given notice of disconnection or has not been given notice of disconnection; (d) who, consistent with Seller's or the applicable Seller Subsidiary's standard policy on disconnection, should not have been given notice of disconnection; and (e) who has become a subscriber only pursuant to customary marketing promotions (other than promotions based on offers of free cable television services) conducted in the ordinary course of business consistent with past practices and as if neither Seller nor the Seller Subsidiaries intended to sell the Systems hereunder.

     "Judgment" means any judgment, writ, order, injunction, award, decree or similar act of any court, judge, justice, magistrate or similar Governmental Authority.

     "Legal Requirements" means applicable common law and any statute, ordinance, code or other law, rule, regulation, or order enacted, adopted or promulgated by any Governmental Authority, including Judgments and the Franchises.

     "Lien" means any security agreement, financing statement filed with any Governmental Authority, conditional sale or other title retention agreement, any lease, consignment or bailment given for purposes of security, any lien, mortgage, indenture, pledge, option, encumbrance, adverse interest, constructive trust or other trust, claim, attachment, exception to or defect in title or other ownership interest (including reservations, rights of entry, possibilities of reverter, encroachments, easement, rights-of-way, restrictive covenants, leases, and licenses) of any kind, which otherwise constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement, under any Contract or otherwise.

     "Litigation" means any claim, action, suit, proceeding, arbitration, investigation, hearing, or other similar activity or procedure.

     "LLC Interest" means the interest in Renaissance Media Holdings LLC that Seller will acquire at Closing as described in the LLC Terms Sheet.

     "Losses" means any claims, losses, liabilities, damages, penalties, costs, and expenses, including reasonable counsel fees and costs and expenses incurred in the investigation, defense or settlement of any claims covered by the indemnification provided for in herein, but shall in no event include incidental or consequential damages.

     "Material Adverse Effect" means a material adverse effect on the business, operations, assets or condition (financial or otherwise) of the Systems, taken as a whole, other than matters affecting the cable television industry generally (including legislative, regulatory or litigation matters) and matters relating to or arising from national economic conditions (including financial and capital markets).

     "Nonconsent Franchise Cash Flow Amount" means with respect to a Nonconsent Franchise, for any period beginning on or after the Adjustment Time, the net income (or loss) of, or otherwise derived from, the operation of such Nonconsent Franchise and subscribers covered thereby and Assets related thereto, as determined in accordance with, or otherwise consistent with, GAAP plus (to the
                                                                  ----
extent deducted in calculating such net income) the sum of amortization and depreciation, interest expense, management fees, corporate overhead, taxes on income and non-cash charges to net income, minus (to the extent added in
                                           -----
calculating such net income) interest income, plus, without duplication, the
                                              ----
proceeds of any sale or disposition of or insurance recoveries with respect to such Nonconsent Franchise (but only to the extent such proceeds were not invested in or otherwise used in connection with the ownership or operation of such Nonconsent Franchise), and minus the sum of capital expenditures (made with
                                -----
the consent of Buyer, which consent shall not unreasonably be withheld) attributable to such Nonconsent Franchise and related Assets.

     "Permitted Lien" means (a) liens for Taxes not yet past due; (b) rights of general applicability to similarly situated property reserved to any Governmental Authority to regulate the affected property; (c) as to leased Assets, statutory interests of the lessors thereof or interests set forth in the applicable lease; (d) inchoate materialmen's, mechanics', workmen's, repairmen's or other like liens arising in the ordinary course of business (which will be discharged by Seller or a Seller Subsidiary at or prior to the Closing Date or in respect of which Buyer will receive a credit against the Cash Consideration in an amount equal to the amount secured by any such lien which is not discharged at or prior to the Closing Date); (e) any Liens to be released at or prior to Closing; (f) as to any parcel of Real Property, any Liens that do not in any material respect, individually or in the aggregate, affect or impair the value or use thereof as it is currently being used by Seller or a Seller Subsidiary in the ordinary course of the business or render title thereto unmerchantable or uninsurable; (g) zoning laws and ordinances and similar governmental regulations (none of which interfere, or would reasonably be expected to interfere, in any material respect with the operation of the Systems as currently conducted); and
(h) the Liens described on Schedule 1.2.
                           ------------

     "Person" means any natural person, Governmental Authority, corporation, general or limited partnership, joint venture, trust, association, limited liability company, or unincorporated entity of any kind.

     "Securities Act" means the Securities Act of 1933.

     "Social Contract" means the Social Contract approved by the FCC on November 30, 1995 and effective as of January 1, 1996 and entered into among the FCC, Seller, Time Warner Entertainment Company, L.P., Time Warner Entertainment-Advance/Newhouse Partnership, and subsidiaries, divisions and affiliates thereof.

     "Subscriber" means each Individual Subscriber and Subscriber Equivalent.

     "Subscriber Equivalent" means, as to each System, an equivalent to an Individual Subscriber, the number of Subscriber Equivalents served by a System being equal, as of any date, to the quotient of (a) the aggregate revenues earned by such System for Tier Cable provided by that System during the last month prior to such date from billings to residential multiple dwelling units, other active subscribers that are billed for such service on a bulk basis, and single family households that pay less than the System's regular monthly subscription rate for Tier Cable, divided by (b) that System's regular monthly subscription rate for Tier Cable. For purposes of the foregoing, aggregate revenues earned for Tier Cable shall not include (i) passed-through franchise fees and sales taxes, (ii) nonrecurring charges or credits and (iii) billings to any bulk account or discounted family household (A) that has not been a subscriber of that System for at least one month and paid at least one month's payment in full, together with any applicable installation fee unless waived in the ordinary course of business, (B) that is 60 days or more in arrears in payment for services, as measured from the first day of the month for which service was received; (C) that is pending disconnection for any reason; (D) that, consistent with Seller's or the applicable Seller Subsidiary's standard policy on disconnection should have been given notice of disconnection; or (E) that become a subscriber other than pursuant to customary marketing promotions (other than promotions based on offers of free cable television services) conducted in the ordinary course of business consistent with past practices and as if neither Seller nor the Seller Subsidiaries intended to sell the Systems hereunder.

     "Subscriber Total" means, at any date, the sum of all Subscribers on such date.

     "Subscriber Valuation" means $2,580.

     "Taxes" means all levies and assessments imposed by any Governmental Authority, including income, sales, use, ad valorem, value added, franchise, severance, net or gross proceeds, withholding, payroll, employment, excise or property taxes, and interest, penalties and other government charges with respect thereto.

     "Tier Cable" means the cable television services described on Schedule 5.8
                                                                   ------------
with respect to the Tennessee Systems as "Basic Reception Service" and "Cable Programming Tier I" collectively, and with respect to the Louisiana and Mississippi Systems as "Broadcast Basic" and "Standard Cable Service" collectively.

     "To Seller's knowledge" means to the actual knowledge of Bonnie J. Blecha or David E. O'Hayre, or their respective successors, or the system or general managers of the Systems.

      Section 1.3  Terms Defined in Other Sections. The following terms, have
                   -------------------------------
the meanings given in the Sections indicated:

   Term                                                      Section
   ----                                                      -------
   "Agreement"                                               Preamble
   "Assets"                                                  2.1
   "Assumed Obligations and Liabilities"                     2.3
   "Beneficial Arrangement"                                  6.18(c)
   "Breaching Party"                                         9.1(b)
   "Buyer"                                                   Preamble
   "Cash Consideration"                                      2.4
   "Closing"                                                 8.1
   "Closing Subscriber Total"                                2.6
   "Consent"                                                 5.3
   "CPST Subscribers"                                        6.9(b)
   "CSG Assignments"                                         6.16
   "Current Items Amount"                                    2.5(a)
   "Deductible"                                              11.4(a)
   "Disclosing Party"                                        6.10
   "Eligible Accounts Receivable"                            2.5(a)(i)
   "Employee Obligations"                                    6.4(a)
   "Escrow Agent"                                            3.4
   "Escrow Agreement                                         3.4
   "Escrow Deposit"                                          3.4
   "Excluded Assets"                                         2.2
   "Final Adjustment Certificate"                            2.5(b)
   "Financial Statements"                                    5.10
   "Franchises"                                              2.1(c)
   "Guarantor"                                               6.17
   "Hired Employees"                                         6.4(b)
   "Indemnitee"                                              11.3(a)
   "Indemnitor"                                              11.3(a)

   "Initial Adjustment Certificate"                          2.5(b)
   "Leased Real Property"                                    2.1(b)
   "Licenses"                                                2.1(d)
   "LLC Terms Sheet"                                         6.16
   "Lost Subscribers"                                        12.12(b)(ii)
   "Management Agreement"                                    6.18(b)
   "Multiemployer Plan"                                      5.12(b)
   "Notice"                                                  11.3(a)
   "Nonconsent Franchise"                                    6.18(a)
   "Nonconsent Franchise Cash Flow"                          6.18(c)
   "Operating Agreement"                                     6.16
   "Outside Closing Date"                                    8.1
   "Owned Real Property"                                     2.1(b)
   "Program Management Agreement"                            6.16
   "Purchase Price"                                          2.4
   "Proprietary Rights"                                      3.1(a)
   "Qualified Auditor"                                       2.5(b)
   "Real Property"                                           2.1(b)
   "Recipient Party"                                         6.10
   "Road Runner Product"                                     6.16
   "Seller"                                                  Preamble
   "Seller Subsidiaries"                                     Recital A
   "Social Contract Refund"                                  6.9(b)
   "Social Contract Refund Credit"                           6.9(b)(i)
   "Subscriber Adjustment Amount"                            2.6
   "Survival Period"                                         11.5
   "System Contracts"                                        2.1(e)
   "Systems"                                                 Recital A
   "Tangible Personal Property"                              2.1(a)
   "Transitional Consulting Services"                        3.1(b)
   "WARN Act"                                                6.5


                                   Article 2.
                               Purchase and Sale
                               -----------------

     Section 2.1  Covenant of Purchase and Sale; Assets. Subject to the terms
                  -------------------------------------
and conditions set forth in this Agreement, at Closing Seller shall contribute, convey, assign and transfer as a contribution to capital, and Buyer shall acquire from Seller in consideration of the LLC Interest, free and clear of all Liens (except for Permitted Liens, but subject to such Permitted Liens being released at Closing and any reductions in Purchase Price provided for in the definition of Permitted Liens having been made at Closing) an undivided portion, having a fair market value equal to the Equity Value, of all right, title and interest of Seller in all of the assets and properties, real and personal, tangible and intangible, used or held for use by Seller in its operation of the Systems, and further Seller shall, and shall cause the Seller Subsidiaries to, convey, assign, and transfer to Buyer, and Buyer shall acquire from Seller and the Seller Subsidiaries in consideration of the Cash Consideration, free and clear of all Liens (except for Permitted Liens, but subject to such Permitted Liens as are to be released at Closing being released at Closing and any reductions in Purchase Price provided for in the definition of Permitted Liens having been made at Closing) all remaining right, title and interest of Seller and all of the right, title and interest of the Seller Subsidiaries in all of the assets and properties, real and personal, tangible and intangible, used or held for use by Seller or any Seller Subsidiary in its operation of the Systems, in each case including the following (all of the foregoing together, the "Assets"):

     (a)  Tangible Personal Property.  All tangible personal property, including
          --------------------------
towers, tower equipment, antennae, aboveground and underground cable, distribution systems, headend amplifiers, line amplifiers, microwave equipment, converters, testing equipment, all antennae, earth satellite receive stations and related equipment, motor vehicles, office equipment, furniture, fixtures, supplies, inventory, and other physical assets, including the items described on
Schedule 2.1(a) (the "Tangible Personal Property").
---------------
     (b)  Real Property.  All interests in real property, including all
          -------------
improvements thereon, owned by Seller or the Seller Subsidiaries ("Owned Real Property") or leased by Seller or the Seller Subsidiaries ("Leased Real Property"), all of which are described on Schedule 2.1(b) (the "Real Property").
                                          ---------------

     (c)  Franchises.  All franchises and similar authorizations or permits
          ----------
issued by any Governmental Authority or other Person that are necessary or required to operate a cable television system and provide cable television services in the geographic areas served by the Systems, all of which are listed on Schedule 2.1(c) (the "Franchises").
   ---------------

     (d)  Licenses.  The intangible CATV channel distribution rights, cable
          --------
television relay service (CARS), business radio, intangible domestic satellite receive only (TVRO) registrations, and other licenses, authorizations, registrations or permits issued by the FCC or any other Governmental Authority, all of which are described on Schedule 2.1(d) (the "Licenses").
                              ---------------

     (e)  System Contracts.  The leases, private easements or rights of access,
          ----------------
contractual rights to easements, servitude agreements, pole attachment agreements or joint line agreements, underground conduit agreements, crossing agreements, bulk and commercial service agreements, retransmission consent agreements and other Contracts, all of which are either (i) described on
Schedule 2.1(e); (ii) (1) Contracts with Individual Subscribers for cable
---------------
service in the ordinary course of business which may be canceled without penalty by Seller or a Seller Subsidiary; (2) other Contracts terminable at will by Seller or a Seller Subsidiary without penalty; and (3) Contracts that do not contemplate payments by or to Seller or a Seller Subsidiary exceeding $25,000 individually or $200,000 for all such Contracts in the aggregate and do not involve any material non-monetary obligation; or (iii) are entered into after the date hereof in accordance with the provisions of Section 6.2 hereof and are to be assumed by Buyer hereunder (the "System Contracts").

          (f)  Accounts Receivable.  All subscriber, trade and other accounts
               -------------------
receivable.

          (g)  Books and Records. All engineering records, files, data,
               -----------------
drawings, blueprints, schematics, reports, lists, plans and processes, and all files of correspondence, lists, records, and reports concerning subscribers and prospective subscribers of the Systems, signal and program carriage, and dealings with Governmental Authorities, including all reports filed by or on behalf of Seller or a Seller Subsidiary with the FCC with respect to the Systems and statements of account filed by or on behalf of Seller or a Seller Subsidiary with the U.S. Copyright Office with respect to the Systems.

     Section 2.2  Excluded Assets. Notwithstanding the provisions of Section
                  ---------------
2.1, the Assets shall not include the following, which shall be retained by Seller or a Seller Subsidiary (the "Excluded Assets"): (a) cable programming Contracts; (b) insurance policies and rights and claims thereunder; (c) bonds, letters of credit, surety instruments, and other similar items; (d) cash and cash equivalents; (e) any agreement, right, asset or property owned or leased by Seller or a Seller Subsidiary that is not used or held for use in the Systems;
(f) all subscriber deposits and advance payments held by Seller or a Seller Subsidiary as of the Adjustment Time in connection with the operation of the Systems; (g) all claims, rights, and interest in and to any refunds of taxes or fees of any nature, or other claims against third parties, relating to the operation of the Systems prior to the Adjustment Time; (h) the account books of original entry, general ledgers and financial records used in connection with the Systems (provided that Buyer shall have access thereto after the Closing in accordance with the provisions of Section 6.15 hereof); (i) subject to the provisions of Section 3.1(a), Seller or any Seller Subsidiary's trademarks, trade names, service marks, service names, logos, and similar proprietary rights; (j) any contract, agreement or other commitment of Seller or a Seller Subsidiary that is not either Leased Property, a License, a Franchise or a System Contract; (k) any Benefit Arrangement or Employee Benefit Plan; and (l) any other items described on Schedule 2.2.
                             ------------

     Section 2.3  Assumed Obligations and Liabilities.  At Closing, Buyer shall
                  -----------------------------------
assume, pay, discharge, and perform the following (the "Assumed Obligations and Liabilities"): (a) those obligations and liabilities attributable to periods after the Adjustment Time and that arise out of events occurring after the Adjustment Time under or with respect to the Franchises, Licenses or System Contracts; (b) other obligations and liabilities of Seller or a Seller Subsidiary to the extent that there shall be an adjustment in favor of Buyer with respect thereto pursuant to Section 2.5; (c) all obligations and liabilities relating to, arising out of or attributable to Buyer's ownership of the Assets or operation of the Systems after the Adjustment Time; and (d) if the FCC has concurred with Buyer's assumption of the Social Contract, all obligations and liabilities attributable to periods after the Adjustment Time and that arise out of acts, events and circumstances occurring after the Adjustment Time under or with respect to the Social Contract insofar as it applies to the Systems and only to the extent applicable to the Systems, including any rate refund liability to subscribers of the Systems attributable to Buyer's failure to fully and timely perform the infrastructure upgrade requirements applicable to the Systems and contained in the Social Contract, regardless of whether such rate refund liability relates to periods before or after the Adjustment Time. All obligations and liabilities arising out of or relating to or attributable to the Assets or the Systems and all other liabilities of any nature whatsoever of Seller or a Seller Subsidiary (including any liabilities relating to, arising out of or attributable to Excluded Assets, and any liabilities relating to, arising out of or attributable to any environmental conditions or situations, including any liability under any Environmental Law, existing or occurring on or before the Adjustment Time) other than the Assumed Obligations and Liabilities shall remain and be the obligations and liabilities solely of Seller.

     Section 2.4  Purchase Price.  The aggregate consideration for the Assets to
                  --------------
be paid by Buyer pursuant to this Agreement shall consist of (a) $300,000,000.00 (the "Cash Consideration"), adjusted pursuant to Sections 2.5, 2.6, 6.18 and 12.12, which shall be payable at Closing by wire transfer of next day funds to such account or accounts as may be designated by Seller; (b) the LLC Interest, adjusted pursuant to Sections 2.6 and 6.18 (the LLC Interest and Cash Consideration together are herein referred to as the "Purchase Price"); and (c) the assumption by Buyer of the Assumed Obligations and Liabilities.

     Section 2.5  Current Items Amount.
                  --------------------

     (a) At Closing, the Cash Consideration shall be increased or decreased by the net amount of the adjustments and prorations effected pursuant to this
Section 2.5 (the "Current Items Amount") and Sections 2.6, 6.18 and 12.12.

          (i)  Eligible Accounts Receivable. Seller shall be entitled to an
               ----------------------------
amount equal to the face amount of all Eligible Accounts Receivable that are sixty or fewer days past due as of the Adjustment Time. "Eligible Accounts Receivable" means (A) accounts receivable resulting from the provision of cable television service prior to the Adjustment Time to Subscribers that are active subscribers as of the Adjustment Time and (B) accounts receivable representing amounts owed to Seller or a Seller Subsidiary in connection with commercial advertising cablecast on the Systems. For purposes of making "past due" calculations under this section, the monthly billing statements of Seller or a Seller Subsidiary shall be deemed to be due and payable, with respect to subsection (A) above, on the first day of the period during which the service to which such billing statements relate is provided and with respect to subsection
(B) above, on the date of such billing statements.

          (ii) Advance Payments and Deposits. Buyer shall be entitled to an
               -----------------------------
amount equal to the aggregate of (A) all deposits of subscribers of the Systems, and all interest, if any, required to be paid thereon as of the Adjustment Time, for converters, decoders, similar items and otherwise, and (B) all payments for services to be rendered by Buyer to subscribers of the Systems after the Adjustment Time, or for other services to be rendered by Buyer to other third parties after the Adjustment Time for cable television commercials, channel leasing, or other services or rentals, to the extent all obligations of Seller or the Seller Subsidiaries relating thereto are assumed by Buyer at Closing.

        (iii)  Expenses. As of the Adjustment Time, expenses of a recurring
               --------
nature that are incurred to benefit the Systems and which will result in a benefit to Buyer after Closing and are incurred in the ordinary course of business, including those set forth below, shall be prorated, in accordance with GAAP, so that all such expenses for periods prior to the Adjustment Time shall be for the account of Seller, and all such expenses for periods after the Adjustment Time shall be for the account of Buyer:

               (A) all payments and charges under or with respect to the Franchises, the Licenses, and the System Contracts;

               (B) Taxes levied or assessed against any of the Assets or payable with respect to cable television service and related sales to subscribers of the Systems;

               (C) charges for utilities, municipal assessments, rents and service charges, and other goods or services furnished to the Systems;

               (D)  copyright fees based on signal carriage by the Systems; and

               (E)  all other items of expense relating to the Systems;

provided, however, that Seller and Buyer shall not prorate any items of expense attributable to any Excluded Assets, all of which shall remain and be solely for the account of Seller.

          (iv) Capital Expenditures. Seller shall be entitled to an amount equal
               --------------------
to the aggregate capital expenditures actually expended by Seller or a Seller Subsidiary between December 31, 1997 and the Closing Date with respect to any upgrades or rebuilds of the cable plant included within the Systems; provided that such expenditures are either approved by Buyer or requested by Buyer and approved by Seller, such approvals not to be unreasonably withheld.

           (v) Social Contract Refund Credit. If Buyer has waived the condition
               -----------------------------
precedent set forth in Section 7.1(h)(ii), if applicable, as set forth in
Section 6.9, Buyer shall be entitled to the Social Contract Refund Credit.

     (b)  Current Items Amount and Subscriber Adjustment Amount Calculated.  The
          ----------------------------------------------------------------
Current Items Amount and Subscriber Adjustment Amount (as defined in Section 2.6) shall be estimated in good faith by Seller, and set forth, together with a detailed statement of the calculation thereof, in a certificate (the "Initial Adjustment Certificate"), in form and substance reasonably satisfactory to Buyer, delivered to Buyer not later than three business days prior to Closing, together with a copy of any working papers relating to such Initial Adjustment Certificate and such other supporting documentation as Buyer may reasonably request. To the extent there is a dispute regarding any adjustments to the Cash Consideration that would result in Buyer paying less than the amount claimed by Seller, Buyer shall place such amounts in a separate escrow account, pursuant to an escrow agreement mutually satisfactory to Buyer and Seller, and such amounts shall be released to Buyer or Seller, as appropriate, upon final determination of the adjustments in accordance with the remainder of this paragraph. The Initial Adjustment Certificate, unless contested in good faith by Buyer, shall constitute the basis on which the Current Items Amount paid at Closing and the Subscriber Adjustment Amount is calculated. On or before 120 days after the Closing Date, Buyer shall deliver to Seller a final calculation of the adjustments calculated as of the Adjustment Time, together with such supporting documentation as Seller may reasonably request, in a certificate (the "Final Adjustment Certificate"), which shall evidence in reasonable detail the nature and extent of each adjustment. Seller shall review the Final Adjustment Certificate and shall give written notice to Buyer of any objections Seller has to the calculations shown in such certificate within 30 days after Seller's receipt thereof. Buyer and Seller shall endeavor in good faith to resolve any such objections within 15 days after the receipt by Buyer of Seller's objections. If any objections or disputes have not been resolved at the end of such 15-day period, the disputed portion of the Current Items Amount or Subscriber Adjustment Amount shall be determined within the following 30 days by a partner in a major accounting firm with substantial cable television audit experience which is not the auditor of either Buyer or Seller (a "Qualified Auditor") and the determination of the Qualified Auditor shall be final and shall be binding upon both parties. If Buyer and Seller cannot agree with respect to selection of the Qualified Auditor, Buyer and Seller shall each select an auditor and those two auditors shall select a third auditor whose determination shall be final and shall be binding upon both parties. Buyer and Seller shall bear equally the expenses arising in connection with such determination. Any payment or, subject to Section 2.6, transfer of a portion of the LLC Interest required as a result of the determination of all disputed amounts, whether by agreement of the parties or by an auditor's determination, shall be made by the party responsible therefor to the other party within ten business days after the final determination is made and shall be treated as the final Current Items Amount or Subscriber Adjustment Amount for all purposes of this Agreement.

     Section 2.6  Subscriber Adjustment Amount.  If the average of the
                  ----------------------------
Subscriber Total at the end of each month during the 3-month period ending on the last day of the last billing cycle ending prior to the Adjustment Time (the "Closing Subscriber Total") is less than 120,131 then the Equity Value shall be reduced by an amount equal to the product of (a) the Subscriber Valuation times
(b) the amount, if any, by which 120,131 exceeds the Closing Subscriber Total (the "Subscriber Adjustment Amount"). The Subscriber Adjustment Amount shall be estimated as of Closing in the Initial

Adjustment Certificate delivered to Buyer in accordance with Section 2.5(b) and thereafter shall be subject to post-Closing verification under said Section 2.5(b). If the estimated Subscriber Adjustment Amount exceeds $9,500,000, then, at Closing, the Cash Consideration shall be reduced by the amount of such excess. If the Subscriber Adjustment Amount as finally determined differs from the estimated Subscriber Adjustment Amount, then, within ten business days of the date the final determination is made, Seller or Buyer as appropriate shall transfer to the other that portion of the LLC Interest as shall be necessary to reflect the actual Equity Value as adjusted for such difference in the Subscriber Adjustment Amount. If the Subscriber Adjustment Amount as finally determined exceeds $9,500,000, the excess amount shall be payable by Seller to Buyer within ten business days of the date the final determination is made.

     For purposes of Sections 2.6 and 6.18(e), (f) and (g), any adjustments made to the LLC Interest shall be made based on the LLC Interest having a value of $9,500,000 and subject to any previous reduction in the LLC Interest pursuant to Sections 2.6 or 6.18(e), (f) or (g). For example, to the extent the Equity Value of the LLC Interest is $9,500,000, and pursuant to Section 6.18(f) a reduction in the amount of $4,750,000 is required, Seller shall convey one half of its LLC Interest to Buyer. On the other hand, for example, to the extent the Equity Value of the LLC Interest is $9,500,000 and pursuant to Section 6.18(f) a reduction in the amount of $11,500,000 is required, Seller shall convey its entire LLC Interest to Buyer and pay Buyer $2,000,000 in cash. Furthermore, for example, if Seller has already conveyed pursuant to an adjustment under Section 2.6, $1,900,000 (or 20%) of its LLC Interest to Buyer, and pursuant to Section 6.18(f) a reduction in the amount of $3,800,000 is required, Seller shall convey one half of its remaining LLC Interest to Buyer.


                                   Article 3.
                                Related Matters
                                ---------------

     Section 3.1  Use of Names and Logos; Transitional Consulting Services;
                  ---------------------------------------------------------

             (a) For a period up to 180 days after Closing, Buyer shall be entitled to use the trademarks, trade names, service marks, service names, logos, and similar proprietary rights of Seller or a Seller Subsidiary to the extent incorporated in or on the Assets (collectively, the "Proprietary Rights"); provided that (i) Buyer acknowledges that the Proprietary Rights belong to Seller or a Seller Subsidiary, and that Buyer acquires no rights therein pursuant to the 180-day phase-out period; (ii) all such Assets shall be used in a manner consistent with the use made by Seller or a Seller Subsidiary of such Assets prior to Closing; and (iii) Buyer shall exercise commercially reasonable efforts to remove all Proprietary Rights from the Assets as soon as practicable following Closing. Except as set forth in this Section 3.1(a), or unless granted by prior written approval from Seller, Buyer shall not, at any time prior to or following the Closing, use in any fashion the "Time", "Warner", "Time Warner" or "TWI" trademarks or trade names.

             (b) For a period of up to 180 days after Closing, upon Buyer's written request delivered to Seller no later than 30 days prior to the first anticipated Closing Date, Seller shall, to the extent permitted under applicable Contracts, provide to Buyer billing and general ledger accounting services as requested by Buyer to maintain the smooth and orderly functioning of the Systems during such period (the "Transitional Consulting Services"), and Buyer shall pay Seller (a) an amount equal to Seller's actual costs incurred in performing billing services for Buyer hereunder, and (b) the sum of $5,000 per month for the Systems located in Tennessee and $5,000 per month for the Systems located in Louisiana and Mississippi as transitional consulting fees for the duration of the Transitional Consulting Services. Buyer shall have the right to terminate all or any portion of the Transitional Consulting Services upon 30 days' prior notice to Seller.

     Section 3.2  Bulk Sales. Buyer and Seller each waives compliance by the
                  ----------
other with bulk sales Legal Requirements applicable to the transactions contemplated hereby.

     Section 3.3  Transfer Taxes. Buyer and Seller shall each pay one half of
                  --------------
all sales, use, transfer, and similar Taxes arising from or payable by reason of the transactions contemplated by this Agreement.

     Section 3.4  Escrow Deposit.  No later than December 5, 1997, Buyer shall
                  --------------
deposit the sum of $15,000,000 with The Chase Manhattan Bank, N.A. ("Escrow Agent") as an escrow deposit (the "Escrow Deposit") pursuant to the terms of the Escrow Agreement entered into as of the date hereof by and between Buyer, Seller and Escrow Agent (the "Escrow Agreement"). The Escrow Deposit and all interest or other income accrued thereon shall be paid to Seller at Closing, for credit toward payment of the Purchase Price, by wire transfer in accordance with joint instructions given by Buyer and Seller to Escrow Agent and shall otherwise be released to Seller or returned to Buyer in accordance with the terms hereof and of the Escrow Agreement.

                                   Article 4.
                     Buyer's Representations and Warranties
                     --------------------------------------

     Buyer represents and warrants to Seller as follows:

     Section 4.1  Organization of Buyer. Buyer is a limited liability company
                  ---------------------
duly formed, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite limited liability company power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities as such activities are currently conducted. Buyer is, or will prior to Closing be, duly qualified to do business as a foreign limited liability company and is, or will prior to the Closing be, in good standing in all jurisdictions in which the ownership or leasing of the Assets or the nature of its activities in connection with the Systems would make such qualification necessary.

     Section 4.2  Authority.  Buyer has all requisite limited liability company
                  ---------
power and authority to execute, deliver, and perform this Agreement and consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the issuance of the LLC Interest to Seller by Buyer, have been duly and validly authorized by all necessary limited liability company action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer, and is the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

     Section 4.3  No Conflict; Required Consents. Except as described in
                  ------------------------------
Schedule 4.3 or as will not have a material adverse effect on the ability of
------------
Buyer to perform its obligations hereunder, and subject to compliance with the HSR Act, the execution, delivery, and performance by Buyer of this Agreement, including the issuance of the LLC Interest to Seller in accordance with the terms of this Agreement, do not and will not: (a) conflict with or violate any provision of the Certificate of Formation of Buyer or the Operating Agreement;
(b) violate any provision of any Legal Requirement; (c) conflict with, violate, result in a breach of, or constitute a default under any Contract to which Buyer is a party or by which Buyer or the assets or properties owned or leased by it are bound or affected, or (d) require any consent, approval, or authorization of, or filing of any certificate, notice, application, report, or other document with, any Governmental Authority or other Person.

     Section 4.4  Litigation.  Except for any Litigation or Judgment as may
                  ----------
affect the cable television industry (national or regional) generally, there is no Litigation or Judgment pending, or to the best of Buyer's knowledge, threatened, in any court or before any Governmental Authority or any arbitrator, by or against or affecting or relating to Buyer or any of its Affiliates and, to Buyer's knowledge, no facts or circumstances exist which reasonably could be expected to give rise to any such Litigation or Judgment, which, if adversely determined, would restrain or materially hinder or delay the consummation of the transactions contemplated by this Agreement or cause any of such transactions to be rescinded.

     Section 4.5  Finders and Brokers.  Buyer has not employed any financial
                  -------------------
advisor, broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement for which Seller will in any way have any liability.

     Section 4.6  Full Access.  Buyer's representatives have received complete
                  -----------
access to Seller and the Seller Subsidiaries' books and records and to the facilities and the Assets of the Systems to the extent requested by Buyer, and Seller and the Seller Subsidiaries have cooperated with Buyer to the end that Buyer has been able to conduct its own inspection and investigation of the Systems and the Assets to Buyer's satisfaction and has independently investigated, analyzed and appraised the condition, value, prospects and profitability thereof and such other pre-signing due diligence in connection with the transactions contemplated by this Agreement in accordance with the normal practice of Buyer; provided that notwithstanding any such access, inspection or investigation, Buyer shall be entitled to rely on all representations, warranties, covenants and agreements of Seller set forth herein and shall not be deemed by virtue of such access, inspection or investigation, to have waived any of its rights hereunder.

     Section 4.7 Offering.  Subject to the accuracy of Seller's representations
                 --------
in Sections 5.19 and 5.20 hereof, the issuance of the LLC Interest to be issued in conformity with the terms of this Agreement constitutes a transaction exempt from the registration requirements of Section 5 of the Securities Act and similar requirements of any state securities or "blue sky" Legal Requirements.

                                   Article 5.
                    Seller's Representations and Warranties
                    ---------------------------------------

     Seller represents and warrants to Buyer as follows:

     Section 5.1  Organization and Qualification of Seller and Seller
                  ---------------------------------------------------
Subsidiaries. Seller is a corporation duly organized, validly existing, and in
------------
good standing under the laws of the State of Delaware, Picayune Cablevision, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi, and Cablevision Industries of Louisiana Partnership is a general partnership duly organized and validly existing under the laws of the State of Louisiana. Each of Seller and each Seller Subsidiary has all requisite corporate or partnership power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities as such activities are currently conducted. Seller and Picayune Cablevision, Inc. are duly qualified to do business as a foreign corporations and are in good standing in all jurisdictions in which the ownership or leasing of the Assets or the nature of their activities in connection with the Systems makes such qualification necessary.

     Section 5.2  Authority.  Seller has all requisite corporate power and
                  ---------
authority to execute, deliver, and perform this Agreement and each of Seller and each Seller Subsidiary has all requisite corporate or partnership power and authority to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby on the part of Seller and each Seller Subsidiary have been duly and validly authorized by all necessary action on the part of Seller and each Seller Subsidiary. This Agreement has been duly and validly executed and delivered by Seller, and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

    Section 5.3  No Conflict; Required Consents. Except as described on Schedule
                 ------------------------------                         --------
5.3 and subject to compliance with the HSR Act, the execution, delivery, and
---
performance by Seller of this Agreement and the consummation of the transactions contemplated hereby by Seller and the Seller Subsidiaries do not and will not:
(a) conflict with or violate any provision of the Articles of Incorporation or Bylaws or Partnership Agreement, as the case may be, of Seller or any Seller Subsidiary; (b) violate any provision of any Legal Requirement; (c) conflict with, violate, result in a material breach of, or constitute a default under any Contract to which Seller or any Seller Subsidiary is a party or by which Seller or any Seller Subsidiary or the assets or properties owned or leased by it are bound or affected or create any Lien upon or relating to the Assets or the Systems; or (d) require any consent, approval or authorization of, or filing of any certificate, notice, application, report, or other document with (individually, any of the foregoing, a "Consent" and collectively "Consents"), any Governmental Authority or other Person, except for such consents, approvals, authorizations or filings the absence of which would not prevent, materially delay or make unduly burdensome the consummation of the transactions contemplated hereby. Except for the Consents described in Schedule 5.3 and
                                                           ------------
subject to compliance with the HSR Act, no Consent from any Governmental Authority or other Person is required (e) to permit Seller or any Seller Subsidiary to assign or transfer the Assets to Buyer (without any default or violation under or in respect of such Assets and without causing any acceleration or termination of any of such Assets); or (f) to permit Buyer to conduct the business or operations of the Systems in the same manner as such business or operations are presently conducted.

     Section 5.4  Title to and Physical Condition of Assets. Except for
                  -----------------------------------------
Permitted Liens and except as set forth on Schedules 2.1(b) and 5.4, Seller or
                                           ------------------------
the Seller Subsidiaries have good title to (or in the case of Assets that are leased, valid leasehold interests in) all of the Tangible Personal Property and good and marketable title to all of the Real Property, in each case free and clear of all Liens. The amount of the Systems' inventory as of Closing will be sufficient to permit the continued maintenance and operation of the Systems for at least a 30-day period. EXCEPT AS SET FORTH IN THIS AGREEMENT, SELLER MAKES NO WARRANTIES, AND DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PHYSICAL CONDITION OF THE ASSETS, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND WILL CONVEY OR CAUSE TO BE CONVEYED THE ASSETS TO BUYER AT CLOSING "AS IS"; PROVIDED THAT AT CLOSING THE ASSETS SHALL BE IN THE SAME OPERATING CONDITION AND REPAIR AS OF THE DATE OF EXECUTION OF THIS AGREEMENT, ORDINARY WEAR AND TEAR EXCEPTED.

     Section 5.5  Franchises, Licenses, and System Contracts. Except as
                  ------------------------------------------
described on Schedule 2.1(e), Seller has delivered to Buyer true and complete
             ---------------
copies of each of the Franchises, Licenses, and System Contracts and all amendments, assignments and consents thereto. Except as set forth on Schedules
                                                                     ---------
2.1(b), 2.1(c), 2.1(d) and 2.1(e), and except for Excluded Assets and (a)
------  ------  ------     ------
Contracts with Individual Subscribers for cable service in the ordinary course of business which may be canceled without penalty by Seller or a Seller Subsidiary; (b) other Contracts terminable at will by Seller or a Seller Subsidiary, without penalty; and (c) Contracts that do not contemplate payments by or to Seller or a Seller Subsidiary exceeding $25,000 individually or $200,000 for all such Contracts in the aggregate and do not involve any material non-monetary obligation, neither Seller nor any Seller Subsidiary is bound or affected by any Contract that relates to any System. All Franchises, Licenses and System Contracts (to the extent required to be listed) are listed on Schedule 2.1(b),
                                                              ---------------
(c), (d) and (e) and notwithstanding anything else contained herein to the
----------------
contrary. Schedule 2.1(e) lists all retransmission consents and leased access
          ---------------
agreements which are not Excluded Assets. Each of the Franchises, Licenses and System Contracts set forth on the Schedules hereto is in full force and effect, is validly held by Seller or another Person, will at Closing be held by Seller or a Seller Subsidiary, and is valid, binding and enforceable in accordance with its terms. Except as described on Schedule 5.5, there has not occurred (and
                                  ------------
there is not now existing) any material default by Seller or any Seller Subsidiary nor, to Seller's knowledge, by any other Person under any of the Franchises, Licenses or System Contracts. A request for renewal has been timely filed pursuant to Section 626(a) of the Cable Act with the proper Governmental Authority with respect to any Franchise expiring within 30 months after the date of this Agreement. Other than Excluded Assets, the System Contracts comprise all necessary Contracts to enable Seller or a Seller Subsidiary to carry on lawfully and properly the business and operations of each of the Systems as presently conducted. Except as set forth in Schedule 5.5: (d) Seller or a Seller
                                  ------------
Subsidiary has fulfilled or complied in all material respects with all promises or commitments on the part of Seller or a Seller Subsidiary contained in any Franchise, License or System Contract with respect to any System, including any relating to capital improvements required under the Franchises or otherwise; and
(e) other than as required under the Social Contract, no written promises or commitments which are to be fulfilled after the Closing Date have been made with respect to capital improvements relating to the Systems. To Seller's knowledge, with respect to the Systems, Seller and the Seller Subsidiaries are in compliance in all material respects with the basic service tier relief and equipment rates provisions of the Social Contract and, with respect to the Systems, Seller and the Seller Subsidiaries are in compliance in all material respects with the resolution of CPST rate cases, migrated product tiers and customer refund provisions and infrastructure upgrade requirements of the Social Contract, to the extent such provisions and requirements are applicable on, or required to be performed on or before, the date hereof.

     Section 5.6  Litigation.  Except as set forth on Schedule 5.6, and except
                  ----------                          ------------
for any Litigation or Judgment as may affect the cable television industry (national or regional) generally to the extent neither Seller nor any Seller Subsidiary is named as a party therein or thereto, there is no Litigation or Judgment pending or, to Seller's knowledge, threatened, in any court or before any Governmental Authority or any arbitrators, by or against or affecting or relating to Seller or any of its Affiliates, and, to Seller's knowledge, no facts or circumstances exist which could reasonably be expected to give rise to any such Litigation or Judgment, which, if adversely determined could adversely affect the business, financial condition or operations of the Systems or the ability of Seller or the Seller Subsidiaries to perform their obligations under or arising out of this Agreement, or which seeks or could result in the modification, revocation, termination, suspension, or other limitation of any of the Franchises, Licenses or System Contracts
set forth on the Schedules hereto. Except as set forth on Schedule 5.6, neither
                                                          ------------
Seller nor any Seller Subsidiary is in default or violation, and, to Seller's knowledge, no event or condition exists, which with notice or lapse of time or both, could become or result in a default under or violation of, any Judgment issued against Seller or any Seller Subsidiary in connection with the Systems.

    Section 5.7  Tax Returns; Other Reports.  Seller has timely filed or caused
                 --------------------------
to be filed all federal, state, local, and foreign tax returns and other tax reports relating to the Systems that are required to be filed on or prior to the date hereof, and has timely paid or caused to be paid all Taxes including those shown thereon to be due and payable, the failure to file or pay which could affect or result in the imposition of a Lien upon any Asset. Other than the sales tax audits or notices thereof with respect to Seller or the Seller Subsidiaries' operation of the Systems which are listed on Schedule 5.7,
                                                           ------------
neither Seller nor any Seller Subsidiary has received any notice of deficiency or assessment of proposed deficiency or assessment from any taxing Governmental Authority pertaining to the Systems.

    Section 5.8  System Information.  Schedule 5.8 sets forth a materially true
                 ------------------   ------------
and accurate description of the following information:

            (a) the approximate number of miles of plant included in the Assets as of September 30, 1997;

            (b) the number of basic and tier subscribers and pay units (as defined in Schedule 5.8) served by each of the Systems as of September 30, 1997;
           ------------

            (c) a description of basic and optional or tier services available from the Systems and the rates charged by Seller or a Seller Subsidiary for each;

            (d) the stations and signals carried by the Systems and the channel position of each such signal and station;

            (e) the MHz capacity of the Systems; and the channel capacity of the Systems; and

            (f) the franchising Governmental Authorities that have filed FCC Forms 328 with the FCC, pursuant to Section 623(a)(3) of the Communications Act, to regulate basic cable rates of the Systems, and any pending complaints (Form
329) on file with the FCC relating to the Systems.

Notwithstanding any other provision of this Agreement, the representations and warranties in Section 5.8 shall survive Closing for a period of sixty days.

     Section 5.9 Compliance with Legal Requirements.
                 ----------------------------------

            (a)  Except as described on Schedule 5.9, Seller and each Seller
                                        ------------
Subsidiary has complied and is in compliance in all material respects with all Legal

Requirements applicable to the Systems, including the Communications Act, the Cable Act, the Copyright Act, the Occupational Safety and Health Act, all Environmental Laws, and rules and regulations promulgated thereunder. Except as described on Schedule 5.9, neither Seller nor any Seller Subsidiary has received
             ------------
any notice from the FCC of any violation of its rules and regulations insofar as they apply to a System.

            (b) Seller and the Seller Subsidiaries have used reasonable best efforts to establish rates charged to customers that would be allowable under rules and regulations promulgated by the FCC under the Cable Act, and any authoritative interpretation thereof, if such rates were subject to regulation by any Governmental Authority, including the local franchising authority and/or the FCC, and, to Seller's knowledge, such rates as computed under the FCC's rules and regulations are permitted rates except as set forth in Schedule 5.9.
                                                                 ------------
Except as set forth in Schedule 5.9, Seller has delivered to Buyer complete and
                       ------------
correct copies of all FCC 393 Forms and FCC 1200 Series Forms provided during the last three years to franchising Governmental Authorities or the FCC with respect to the Systems and copies of all material correspondence with any Governmental Authority relating to rates charged to customers with respect to the Systems, including, without limitation, copies of any pending complaints and responses filed with the FCC with respect to any rates charged to customers of the Systems.

            (c) Seller or a Seller Subsidiary has deposited with the U.S. Copyright Office all statements of account and other documents and instruments, and paid all royalties, supplemental royalties, fees and other sums to the U.S. Copyright Office under the Copyright Act, with respect to the business and operations of the Systems as are required to obtain, hold and maintain the compulsory license for cable television Systems prescribed in Section 111 of the Copyright Act. To Seller's knowledge, there is no inquiry, claim, action or demand pending before the U.S. Copyright Office or from any other party which questions the copyright filings or payments made by Seller or a Seller Subsidiary with respect to the Systems.

     Section 5.10 Financial and Operational Information. Seller has delivered to
                  -------------------------------------
Buyer an unaudited trial balance for the Systems as of June 30, 1997 and unaudited statements of profit and loss of the Systems for the six-month period then ended, and an unaudited trial balance for each of the Systems as of December 31, 1996 and unaudited statements of profit and loss of each of the Systems for the twelve-month period then ended (collectively, the "Financial Statements"). Except as set forth on Schedule 5.10, and except for the absence
                                     -------------
of a statement of cash flows and footnotes and subject to normal recurring year-end adjustments, which are not expected to be material in amount, the Financial Statements were prepared in accordance with GAAP and present fairly the results of operations of each of the Systems for the periods indicated. Except for (a) liabilities disclosed or provided for (or otherwise described) in the Financial Statements, and (b) liabilities incurred in the ordinary course of business since the date of the most recent Financial Statements, neither Seller nor any Seller Subsidiary has on the date hereof any material liabilities or obligations relating to the Assets or the Systems which would have been required to be disclosed on the Financial Statements pursuant to GAAP or in the notes to such Financial Statements.

    Section 5.11 No Adverse Change. Since June 30, 1997, (a) there has been no
                 -----------------
material adverse change in the Assets or the business, financial condition or operations of the Systems; (b) the Assets and the financial condition and operations of the Systems have not been materially and adversely affected as a result of any fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, or act of God or public force or otherwise; and (c) none of Seller or any Seller Subsidiary has made any sale, assignment, lease or other transfer of any of the Assets other than in the ordinary course of business in an aggregate amount not exceeding $100,000.

    Section 5.12 Employees.
                 ---------

       (a)  Schedule 5.12 sets forth a true and complete list of all individuals
            -------------
employed by Seller or a Seller Subsidiary who primarily render services to the Systems. Except as described on Schedule 5.12, neither Seller nor any Seller
                                -------------
Subsidiary is a party to any written or oral employment Contract with any such individual, other than a Contract which is terminable at will by either party.

       (b) Neither Seller nor any Seller Subsidiary is a party or subject to any labor union or collective bargaining agreement in connection with the Systems, and neither Seller nor any Seller Subsidiary is a party to any labor or employment dispute involving any of its employees who render services in connection with the Systems. Neither Seller, any Seller Subsidiary nor any entity related to Seller or any Seller Subsidiary (under Sections 414(b), (c),
(m) or (o) of the Code) contribute to, are required to contribute, or ever have been required to contribute to, a "Multiemployer Plan", as that term is defined in Section 3(37) of ERISA on behalf of any employee of the Systems.

     (c) Neither Seller nor any Seller Subsidiary accrues sick leave for its employees as a liability for accounting purposes, nor do Seller or any Seller Subsidiary have any obligation to pay unused sick leave to employees of Seller or any Seller Subsidiary upon such employees' termination of employment.

    Section 5.13  Employee Benefits.  Each Employee Benefit Plan sponsored or
                  -----------------
maintained by Seller, any Seller Subsidiary or any entity related to Seller (under the terms of Sections 414(b), (c), (m) or (o) of the Code) is in material compliance with the provisions of ERISA; no reportable event (as defined in Section 4043(c)(1), (2), (3), (5), (6), (7), (10) or (13) of ERISA) has occurred and is continuing with respect to any such Employee Benefit Plan; and, no non-exempt prohibited transaction (as defined in Section 406 of ERISA) has occurred with respect to any such Employee Benefit Plan that would result in any liability to Seller or any Seller Subsidiary.

     Section 5.14  Environmental.
                   -------------

          (a) To Seller's knowledge, none of the Real Property is the subject of any "Superfund" evaluation or investigation, or any other investigation or proceeding of any Governmental Authority evaluating whether any remedial action is necessary to respond to any release of Hazardous Substances on or in connection with the Real Property and neither Seller nor any Seller Subsidiary has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a spill or release of a Hazardous Substance on or from the Real Property into the environment.

          (b)  Except as described on Schedule 5.14, to Seller's knowledge, no
                                      -------------
surface impoundments or underground storage tanks are located in or on the Real Property.

          (c) None of Seller or the Seller Subsidiaries' operations with respect to the Systems are subject to any judicial or administrative proceeding alleging the violation of any Environmental Law. Neither Seller nor any Seller Subsidiary has received any notice of the presence, use, generation, manufacture, disposal, release, or threatened release of any Hazardous Substances on the Real Property which could reasonably be expected to prevent compliance by Seller, a Seller Subsidiary or the Real Property with, or result in Losses under, applicable Legal Requirements.

          (d) Seller has delivered to Buyer true and complete copies of all "Phase I," "Phase II," or other environmental site assessments conducted or reports prepared by or which are in the possession of Seller or any Affiliate thereof relating to the Real Property.

     Section 5.15  Accounts Receivable. Seller and Seller Subsidiaries' accounts
                   -------------------
receivable are actual and bona fide receivables representing obligations for the total dollar amount thereof shown on the books of Seller or the Seller Subsidiaries that resulted from the regular course of Seller or the Seller Subsidiaries' business, and are fully collectible in accordance with their terms, subject to no offset or reduction of any nature except for a reserve for uncollectible accounts consistent with the reserve established by Seller or a Seller Subsidiary in the most recent trial balance delivered to Buyer in accordance with Section 5.10.

    Section 5.16  Taxpayer Identification Number.  Seller's U.S. Taxpayer
                  ------------------------------
Identification Number is 59-1353813.

    Section 5.17  Competitive Activity.  Except as set forth on Schedule 5.17,
                  --------------------                          -------------
(i) other than the Systems, there are no operating cable television systems in the areas for which Seller or any Seller Subsidiary holds a Franchise, (ii) no franchise or other operating authority for a cable television system has been granted to any party other than Seller or any Seller Subsidiary by the appropriate Governmental Authority in the areas for which Seller or any Seller Subsidiary holds a Franchise, and, to the knowledge of Seller, no party is seeking such a franchise or other operating authority, and (iii) there are no multi-point distribution systems, multi-channel multi-point distribution systems, wireless cable systems, or to the knowledge of Seller, satellite master antenna systems operating in the areas for which Seller or any Seller Subsidiary holds a Franchise, and, to the knowledge of Seller, no party intends or is seeking to construct or operate any of the foregoing.

     Section 5.18 No Other Commitment. No material part of any of the Systems or
                  -------------------
the Assets is directly or indirectly subject in any manner to any oral or written commitment or any arrangement for the sale, transfer, assignment or disposition thereof, in whole or in part, except pursuant to this Agreement.

     Section 5.19 Experience. Seller has substantial experience in evaluating
                  ----------
and investing in private placement transactions of securities of companies similar to Buyer so that it is capable of evaluating the merits and the risks of its investment in Buyer and has the capacity to protect its own interests.

     Section 5.20 Investment.  Seller is an "accredited investor" within the
                  ----------
meaning of Rule 501 promulgated under the Securities Act. Except for transfers to Affiliates, Seller is acquiring the LLC Interest for investment for its own account, not as a nominee or agent, and not with the view to, or for the resale in connection with, any distribution thereof. Seller understands that the LLC Interest has not been, and will not be, registered under Section 5 of the Securities Act or under any applicable state securities or "blue sky" Legal Requirement by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Seller's representations as expressed in this Section 5.20.

     Section 5.21 Disclosure of Information. Seller believes it has received all
                  -------------------------
of the information it considers necessary or appropriate for deciding whether to acquire the LLC Interest, and further represents that it has had an opportunity to ask questions and receive answers from Buyer regarding the terms and conditions of the LLC Interest and the business, properties, and financial condition of Buyer. Seller acknowledges that Buyer has not made any representations concerning the tax consequences of acquisition and ownership of the LLC Interest, the prospects or projected financial performance of Buyer or other matters concerning Buyer except as specifically set forth in this Agreement and the Operating Agreement. The foregoing does not limit or modify the representations or warranties of Buyer in Article 4 of this Agreement or as may be contained in the Operating Agreement or the right of Seller to rely thereon.

                                  Article 6.

                                   Covenants
                                   ---------

     Section 6.1  Certain Affirmative Covenants of Seller.  Except as Buyer may
                  ---------------------------------------
otherwise consent in writing, between the date of this Agreement and Closing, Seller shall:

         (a) (i) operate the Systems, and cause the Systems to be operated, in the ordinary course of business in accordance with past practices; (ii) maintain the tangible Assets, and cause the tangible Assets to be maintained, in their current condition and repair, ordinary wear excepted and maintain inventories of spare parts, converters and expendable supplies at levels sufficient to permit the continued maintenance and operation of the Systems for at least a 30 day period; (iii) perform all of its obligations, and cause each Seller Subsidiary to perform all of its obligations, under all of the Franchises, Licenses and System Contracts without material breach or default;
(iv) operate the Systems, and cause the Systems to be operated, in material compliance with applicable Legal Requirements; (v) use its commercially reasonable efforts, and cause the Seller Subsidiaries to use commercially reasonable efforts, to preserve the business of each of the Systems and present relationships with Subscribers, Governmental Authorities and others having business relations with Seller or any Seller Subsidiary; and (iv) continue to implement Seller and Seller Subsidiaries' procedures for disconnection and discontinuance of service of subscribers whose accounts are delinquent in accordance with those in effect on the date of this Agreement;

         (b) give to Buyer and its counsel, accountants, and other representatives, access upon reasonable prior notice during normal business hours to the Systems, the Real Property, the other Assets and Seller and Seller Subsidiaries' books and records relating to the Systems;

          (c) as soon as practicable after the date of this Agreement and in any event within 30 days after the date of this Agreement, and at its expense, make all filings, including the simultaneous filing of FCC Forms 394 with all other FCC Forms 394 filed by Seller hereunder, as necessary in order to transfer any Franchises to Seller or a Seller Subsidiary at or prior to Closing, and exercise commercially reasonable efforts to obtain in writing as promptly as practicable all approvals, authorizations and consents described on Schedule
                                                                    --------
5.3, and deliver to Buyer copies thereof promptly upon receiving them; provided
---
that "commercially reasonable efforts" for this purpose shall not require Seller to undertake any measures which in the reasonable opinion of Seller are extraordinary or unreasonable to obtain such approvals and consents, including the initiation or prosecution of legal proceedings or the payment of fees in excess of normal and usual filing and processing fees; provided, further, that the costs and expenses associated with the performance after the Closing Date of obligations which are required by a third party as a condition of granting its consent or approval and which obligations are accepted by Buyer (which obligations shall be accepted or rejected by Buyer in accordance with the terms of this Agreement) shall be borne solely by Buyer. If Buyer's cooperation is required to obtain such consents, Buyer shall be responsible for its own out-of-pocket costs in connection therewith;

         (d) promptly deliver to Buyer copies of any reports with respect to the operation of the Systems regularly prepared by Seller or any Seller Subsidiary at any time from the date hereof until Closing including, within 20 days after the end of each calendar month, a statement of income and expenses for the month just ended (prepared in accordance with GAAP, except for the absence of footnotes and subject to usual and customary year-end adjustments) and such other financial and operational information (including information on Subscribers, and payables and receivables as reflected on the balance sheet) as Buyer may reasonably request;

         (e) promptly inform Buyer in writing of any material adverse change in the condition (financial or otherwise), operations, assets, liabilities, business or prospects of the Systems. Notwithstanding the disclosure to Buyer of any such material adverse change, Seller shall not be relieved of any liability for, nor shall the providing of such information by Seller to Buyer be deemed a waiver by Buyer of, the breach of any representation or warranty of Seller contained in this Agreement;

         (f) continue to carry and maintain in full force and effect its existing casualty and liability insurance through and including the Closing Date;

         (g) implement the increases in basic and CPST rates for cable services at the times and in the full amounts set forth in the column entitled "Proposed Total" in the Atlanta Division 1998 Rate Increases Sheet for Systems located in Louisiana and Mississippi and in the column entitled "New (after increase)" in the rate sheets for the Systems located in Tennessee, as set forth in Schedule 6.1(g). Seller will adjust the basic and CPST rates currently stated
   ---------------
in Schedule 6.1(g) in each of the Systems so that as of January 1, 1998, the
   ---------------
rates are at or below maximum permitted basic and CPST rates, and will result in rate adjustments for all of the Systems which in the aggregate are equal to the total "Proposed Total" and total "New (after increase)" rates for the Louisiana and Mississippi Systems and for the Tennessee Systems, respectively, as set forth in Schedule 6.1(g). Seller shall provide Buyer with all relevant FCC Forms
         ---------------
1200, 1205, 1210, and 1240 whether or not submitted to any Governmental Authority or the FCC, which the Seller used to determine the rates of each of the Systems on the Closing Date pursuant to the FCC's regulations. Seller shall cooperate with Buyer in providing any additional information subsequent to the Closing Date which may be necessary to complete any FCC Form used to determine the rates in effect on the Closing Date, and Seller will take all actions necessary under the FCC's rules to notify subscribers in each relevant System of the rate adjustment required pursuant to this paragraph;

         (h) take all actions necessary or appropriate to remain in compliance with the Social Contract;

         (i) undertake such upgrades or rebuilds of the cable plant included within the Systems as are requested by Buyer and approved by Seller in accordance with Section 2.5(a)(iv); and

         (j) cause all of the Franchises, Licenses, System Contracts and Owned Real Property to be held by Seller or a Seller Subsidiary at or prior to Closing.

     Section 6.2  Certain Negative Covenants of Seller. Between the date hereof
                  ------------------------------------
and Closing, Seller shall not, and shall not permit the Seller Subsidiaries to, solicit or participate in negotiations with (and Seller shall use its commercially reasonable efforts to prevent any Affiliate, partner, director, officer, employee or other representative or agent of Seller or the Seller Subsidiaries from negotiating with, soliciting or participating in negotiations with) any third party with respect to the sale of the Seller Subsidiaries, the Assets or the Systems or any transaction inconsistent with those contemplated hereby. Additionally, except as Buyer may otherwise consent in writing, or as contemplated by this Agreement, between the date of this Agreement and Closing, Seller shall not, and shall not permit the Seller Subsidiaries to, (a) modify, terminate, renew, suspend, or abrogate any Franchise, License or material System Contract; (b) enter into any new Contract relating to the Assets or the Systems, except for any such Contract entered into in the ordinary course of business, which Contract shall in no event involve material non-monetary obligations or payments by or to Seller or any Seller Subsidiary exceeding $25,000 for any individual Contract or $200,000 for all such Contracts in the aggregate; (c) sell, assign, transfer or otherwise dispose of any of the Seller Subsidiaries or Assets, except for (i) the disposition of obsolete or worn-out equipment; or
(ii) dispositions with respect to which such Assets are replaced with assets of at least equal value; (d) other than increases attributable to promotions granted in the ordinary course, grant any increase in the compensation of any employee of the Systems, except in the ordinary course of business and consistent with past practice and in no event exceeding (i) individually, 110.5% of any employee's compensation as of the date hereof, or (ii) in the aggregate, 105% of the aggregate compensation payable to all System employees as of the date hereof; or (e) enter into any transaction or permit the taking of any action that would result in any of Seller's representations and warranties contained in this Agreement not being true and correct when made or at Closing.

     Section 6.3  Certain Covenants of Buyer.
                  --------------------------
         (a) Except as Seller may otherwise consent in writing, Buyer shall, as soon as practicable and in any event within 30 days after the date of this Agreement, make all filings, and exercise commercially reasonable efforts to obtain in writing as promptly as practicable all approvals, authorizations and consents, described on Schedule 4.3, and deliver to Seller copies thereof.
                       ------------

         (b) Buyer shall use its commercially reasonable efforts to cooperate with Seller in obtaining all necessary approvals, authorizations and Consents to be obtained by Seller including, but not limited to, notifying Seller as promptly as practicable after the date hereof of its wholly-owned Affiliate or Affiliates, if any, who will take title to the Assets, attending meetings with the parties who must provide such approvals, authorizations and consents and by providing the appropriate financial statements, insurance certificates and surety bonds required to obtain such approvals, authorizations and consents; provided that "commercially reasonable efforts" for this purpose shall not require Buyer to take any measures which in the reasonable opinion of Buyer are extraordinary or unreasonable to obtain any Consents, including, without limitation, under no circumstances shall Buyer be required to (i) make any payments to any Person from whom such Consents are sought; (ii) accept any conditions which in the reasonable judgment of Buyer it considers materially adverse; or (iii) accept any changes, modifications or additions in the terms of the document or instrument for which a Consent is sought if Buyer, in its reasonable judgment, concludes that such changes, modifications or additions would make such document or instrument materially more onerous upon Buyer than the existing terms of such document or instrument. Buyer shall have the right to request in connection with seeking and as a part of any Consent a consent by the relevant party to the grant of a security interest in such underlying document or instrument by Buyer (or its Affiliates) to their lenders; provided that Buyer shall withdraw such request if the relevant party refuses to consent to the grant of a security interest.

         (c) Promptly after the date hereof, Buyer shall apply for a U.S. Taxpayer Identification Number. Buyer shall inform Seller of such number promptly after it is assigned.

     Section 6.4  Employee Matters.
                  ----------------

         (a) Except for employees of the Systems who are retained as employees of Seller or a Seller Subsidiary and reassigned as of Closing, Seller or the Seller Subsidiaries shall terminate the employment of all of the employees who primarily render services to the Systems immediately prior to Closing. Seller shall be responsible for and shall cause to be discharged and satisfied in full all amounts owed to any employee of Seller or the Seller Subsidiaries who primarily render services to the Systems through the Adjustment Time, including wages, salaries, accrued vacation, amounts owed under any employment, incentive, compensation or bonus agreements, or other benefits or payments under the Benefit Arrangements and Employee Benefit Plans including severance payments, (collectively, the "Employee Obligations").

         (b) Buyer may offer employment to any or all of the employees of Seller or the Seller Subsidiaries who primarily render services to the Systems as of the Closing Date. Not later than 30 days (or such longer period as may be required to comply with the WARN Act) prior to the first anticipated Closing Date, Buyer shall deliver to Seller a written notice containing the names, if any, of employees of the Systems whom Buyer intends to hire after the Closing Date, and each such employee who accepts employment with Buyer as of the Closing Date is hereinafter referred to as a "Hired Employee". Not later than 15 days after delivering such written notice to Seller, Buyer shall notify those employees whom Buyer intends to hire after the Closing

Date; the form and manner of such notification shall be reasonably satisfactory to, and approved in advanced by, Seller and shall specify the terms of employment, including compensation and all benefits relating thereto.

         (c) Notwithstanding anything to the contrary herein, Buyer shall (i) permit each Hired Employee to participate in Buyer's employee benefit plans and Benefit Arrangements to the same extent as similarly situated employees of Buyer; (ii) give each Hired Employee credit for past service with Seller (including past service with any Affiliate of Seller) for purposes of eligibility, and vesting and accrual under Buyer's employee benefit plans and Benefit Arrangements (including severance benefit, if any); (iii) not subject any Hired Employee to any waiting periods or limitations on benefits for pre-existing conditions under Buyer's employee welfare benefit plans, within the meaning of Section 3(1) of ERISA, including any group health and disability plans, except to the extent such Hired Employee was subject to such limitations under Seller's Employee Benefit Plans and except to the extent the insurer of such employee benefit plans refuses to so provide (despite Buyer's commercially reasonable efforts to the contrary); and (iv) credit all payments made by such Hired Employee toward deductible, co-payment and out-of-pocket limits under Seller's health care plans for the plan year that includes the Closing Date as if such payments had been made for similar purposes under the health care plan of Buyer for the plan year that includes the Closing Date.

         (d) Buyer shall recognize the term of service with Seller or a Seller Subsidiary of any Hired Employee in determining such employee's vacation under Buyer's vacation plan.

         (e) If Buyer discharges any Hired Employee without cause within 90 days after the Adjustment Time, such Hired Employee shall be entitled to severance benefits under Buyer's severance pay plan, if any, in accordance with the terms of such plan and counting the period of employment with Seller or a Seller Subsidiary as employment with Buyer for purposes of calculating benefits under any such plan. If Buyer has no severance pay plan, then the severance benefits payable by Buyer under this subsection (e) shall be calculated in accordance with the terms and provisions of Seller's severance plan.

         (f) To permit Seller to make distributions to any former employee who is a Hired Employee of the balance of such employee's 401(k) account in Seller's tax qualified plan, if any, as soon as legally permitted, Buyer shall cooperate with Seller by providing information reasonably requested by Seller regarding each such employee's employment status with Buyer. Such information shall be provided by Buyer within five business days following each such request by Seller. To facilitate the foregoing, Buyer shall, within 90 days following the Closing Date, include a notice in all personnel files (whether computerized or hard copy) relating to each Hired Employee requiring the appropriate manager or supervisor who closes such employee personnel file upon termination of such employee's employment with Buyer for any reason to provide Seller with such notice of the date of termination in accordance with this
Section 6.4(f).

         (g) For the sole purpose of assisting Buyer in the establishment of employee benefit plans for the benefit of Hired Employees, Seller shall make reasonably available to Buyer copies of current summary plan descriptions for the Employee Benefit Plans.

     Section 6.5 WARN Act. Seller shall, and shall cause the Seller Subsidiaries
                 --------
to, comply with the employee notification requirements, if applicable, of the Federal Worker Adjustment and Retraining Notification Act (the "WARN Act").

     Section 6.6  Title Insurance.  Seller shall, and shall cause the Seller
                  ---------------
Subsidiaries to, reasonably cooperate with Buyer if Buyer elects to obtain title insurance policies on parcels of Real Property, it being understood that Buyer shall have the sole responsibility for obtaining and paying for such policies. The obtaining of title insurance shall not be a condition to the obligations of Buyer to consummate the transactions contemplated hereunder.

     Section 6.7 HSR Act Compliance. As promptly as practicable after the date
                 ------------------
of this Agreement, but in any event no later than 45 days after the date of this Agreement, Buyer and Seller shall prepare and file proper premerger notification forms and affidavits in connection with the transactions contemplated hereby, in compliance with the HSR Act. If any Governmental Authority shall challenge the transactions contemplated hereby, or request any additional filings or information, neither Buyer nor Seller shall have any obligation to contest such challenge or make or provide any such filing or information, and in any such event each shall be entitled, at its option, to withdraw its filing and terminate this Agreement; provided that Buyer and Seller shall use commercially reasonable efforts to negotiate as promptly as practical with such Governmental Authority regarding the scope and content of any such request for additional filings, information or documentary material in an attempt to limit the scope and content of any such request in such a manner as such party would determine that compliance with such request would be commercially reasonable. Buyer and Seller shall each pay one half of any applicable HSR filing fee.

     Section 6.8  Post-Closing Obtaining of Consents, Authorizations and
                  ------------------------------------------------------
Approvals. Subsequent to Closing, each party shall continue to use its
---------
commercially reasonable efforts at its own expense to obtain in writing as promptly as possible any consent, authorization or approval required to be obtained by it that was not obtained on or before Closing, and deliver copies of such, reasonably satisfactory in form and substance, to the other. The obligations set forth in this subsection shall survive Closing and shall not be merged in the consummation of the transactions contemplated hereby. From Closing until each such consent, authorization or approval is obtained, each party shall act as the agent for the other, and shall preserve the benefit of and enforce the System Contract or other right to which such consent, authorization or approval pertains to the fullest extent permissible under such System Contract or other right. Upon request of the other, at Closing, Buyer and Seller shall enter into an agency agreement in a form mutually satisfactory to each party specifying the terms of such agency.

     Section 6.9  Social Contract.
                  ---------------
         (a)    Social Contract Election. Buyer has elected to have the
                ------------------------
provisions of the Social Contract apply to the Systems after Closing. No later than 30 days after the date hereof, Buyer shall notify the FCC of its election to have the provisions of the Social Contract apply to the Systems after Closing. Buyer shall then use commercially reasonable efforts to obtain the FCC's concurrence thereto prior to Closing, in accordance with the terms of the Social Contract.

         (b)    Social Contract Refund. If the FCC does not concur with Buyer's
                ----------------------
election to have the provisions of the Social Contract apply to the Systems after Closing, and because the upgrade commitment described in Section III.F.1. of the Social Contract will not have been completed prior to Closing, Section III.F.6.b. of the Social Contract provides that the "Cable Programming Service Tier" subscribers of the Systems as of Closing (the "CPST Subscribers") will be eligible for refunds (in the form of prospective bill credits) of any CPST rate increases taken by Seller or a Seller Subsidiary pursuant to the Social Contract, with interest computed in accordance with FCC requirements for subscriber refunds, and a liquidated damages penalty of 15% of such refund amount, calculated pursuant to Section III.F.5. of the Social Contract (the "Social Contract Refund"). Accordingly, with respect to the Social Contract Refund, if Buyer elects to waive its condition precedent to Closing set forth in
Section 7.1(h)(ii) with respect to the Social Contract:

                (i) At Closing, pursuant to Section 2.5(a)(v), Buyer shall receive a credit in an amount equal to the Social Contract Refund, calculated by Seller in accordance with the Social Contract as of the 30th day after the Closing Date (the "Social Contract Refund Credit"). Buyer shall be responsible for any additional interest to be paid to CPST Subscribers calculated in accordance with the Social Contract if the Social Contract Refunds are not made within 30 days after the Closing Date.

                (ii) As soon as reasonably practicable after Closing (and taking into account the time reasonably required for Buyer to complete arrangements to make the Social Contract Refund and any rate adjustments proposed by Buyer), Buyer shall give each CPST Subscriber a prospective bill credit in the aggregate amount calculated by Seller as appropriate for (A) the portion of the Social Contract Refund Credit that is properly payable to such CPST Subscriber, plus
(B) any additional interest, computed in accordance with FCC requirements for subscriber refunds, that may be owing to such CPST Subscriber for the period between the 30th day after the Closing Date and the effective date of such refund. Buyer shall reflect such prospective bill credit on a regular monthly billing statement by Buyer and shall describe such bill credit as the refund required and calculated pursuant to the Social Contract.

     Section 6.10 Confidentiality. Any non-public information that either party
                  ---------------
("Recipient Party") may obtain from the other ("Disclosing Party") in connection with this Agreement with respect to Disclosing Party or the Systems shall be confidential and, unless and until Closing shall occur, Recipient Party shall not disclose any such information to any third party (other than its directors, officers, members, shareholders, partners and employees, and representatives of its advisers and lenders whose knowledge thereof is necessary in order to facilitate the consummation of the transactions contemplated hereby) or use such information to the detriment of Disclosing Party; provided that (a) Recipient Party may use and disclose any such information once it has been publicly disclosed (other than by Recipient Party in breach of its obligations under this Section) or which rightfully has come into the possession of Recipient Party (other than from Disclosing Party), and (b) to the extent that Recipient Party may become compelled by Legal Requirements to disclose any of such information, Recipient Party may disclose such information if it shall have used all reasonable efforts, and shall have afforded Disclosing Party the opportunity, to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information compelled to be disclosed. If this Agreement is terminated, Recipient Party shall use all reasonable efforts to cause to be delivered to Disclosing Party, and retain no copies of, any documents, work papers and other materials obtained by Recipient Party or on its behalf from Disclosing Party, whether so obtained before or after the execution hereof.

         Section 6.11 Supplements to Schedules. Each of Seller and Buyer shall,
                      ------------------------
from time to time prior to Closing, supplement the Schedules to this Agreement with additional information that, if existing or known to it on the date of this Agreement, would have been required to be included in one or more Schedules to this Agreement. For purposes of determining the satisfaction of any of the conditions to the obligations of Buyer and Seller in Sections 7.1 and 7.2 and the liability of Seller or of Buyer following Closing for breaches of its representations and warranties under this Agreement, the Schedules to this Agreement shall be deemed to include only (a) the information contained therein on the date of this Agreement and (b) information added to the Schedules by written supplements to this Agreement delivered prior to Closing by the party making such amendment that (i) are accepted in writing by the other party or
(ii) reflect actions permitted by this Agreement to be taken prior to Closing.

     Section 6.12  Notification of Certain Matters.
                   -------------------------------

         (a) Each party shall promptly notify the other party of any fact, event, circumstance, action or omission (i) which, if known at the date of this Agreement, would have been required to be disclosed in or pursuant to this Agreement, or (ii) the existence or occurrence of which would cause any of such party's representations or warranties under this Agreement not to be true in any material respect, and with respect to clause (ii), use commercially reasonable efforts to remedy the same.

         (b) Promptly upon becoming aware of such matter, each party shall notify the other party of any fact, event, circumstance, action or omission which constitutes a breach by the other party of any of the representations or warranties made by the other party in this Agreement or a default in the performance of or compliance with any covenant, agreement or obligation required to be performed or complied with hereunder prior to the Closing Date.

         (c) Notwithstanding anything in this Agreement to the contrary, any knowledge of Buyer obtained at any time of any breach of a representation or warranty or covenant (however such knowledge was obtained) and any investigation made at any time by or on behalf of Buyer, shall not diminish in any respect whatsoever Buyer's right (before or after Closing) to rely on (and any rights or remedies of Buyer in the event of the breach of) any representations, warranties, covenants and agreements made by or on behalf of Seller pursuant to this Agreement or in any certificate delivered pursuant hereto.

     Section 6.13  Commercially Reasonable Efforts.  Each party shall use
                   -------------------------------
commercially reasonable efforts to take all steps within its power, and shall cooperate with the other party, to cause to be fulfilled those of the conditions to the other party's obligations to consummate the transactions contemplated by this Agreement that are dependent upon its actions, and to execute and deliver, or cause the execution and delivery of, such instruments and take or cause to be taken such other commercially reasonable actions as may be necessary to carry out the intent of this Agreement and consummate the transactions contemplated hereby.

     Section 6.14 Environmental Reports. Prior to the Closing Date, Buyer shall
                  ---------------------
have the right, at its sole cost, to conduct such environmental audits and studies of the Real Property as it deems appropriate, including the preparation of Phase I and Phase II environmental reports. Seller shall cooperate with all reasonable requests of Buyer in connection with the preparation of such environmental audits and studies, including furnishing information and allowing Buyer and its consultants reasonable access to the parcels of Real Property unless prohibited under System Contracts relating to such Real Property. The parties agree to use commercially reasonable efforts to ensure to the extent possible the attorney-client privilege treatment of all environmental audits and studies conducted hereunder; provided that nothing herein shall be construed to prevent Buyer from disclosing the contents of such audits and studies to its lenders and other parties as may be necessary to carry out the intent of this Agreement.

     Section 6.15 Access to Books and Records. Seller shall provide Buyer
                  ---------------------------
access and the right to copy during usual business hours upon reasonable prior notice to Seller for a period of three years from the Closing Date any books and records relating to the Assets but not included in the Assets. Buyer shall provide Seller access and the right to copy during usual business hours upon reasonable prior notice to Buyer for a period of three years after the Closing Date any books and records relating to the Assets that are included in the Assets.

     Section 6.16  Other Agreements.  Commencing promptly after the date hereof,
                   ----------------
Seller and Buyer shall cooperate in good faith to negotiate the terms of an amended and restated Operating Agreement of Buyer, consistent with the terms contained in the LLC Terms Sheet attached hereto as Exhibit A (the "LLC Terms Sheet"), which
                                       ---------
shall be entered into by Seller and the other parties thereto contemplated by the LLC Terms Sheet and delivered at Closing (the "Operating Agreement"). At Closing, if requested by Buyer, (a) Buyer and an Affiliate of Seller shall enter into a program management agreement (the "Program Management Agreement") relating to programming services to be provided by Seller's Affiliate to Buyer in substantially the form agreed to by Buyer and Seller, and (b) Buyer, Seller, or a Seller Subsidiary and CSG Systems, Inc. or an Affiliate thereof shall enter into an agreement or agreements in substantially the form attached hereto as Exhibit B (the "CSG Assignments") relating to the assignment and assumption by
---------
Buyer of certain Seller or Seller Subsidiary's rights and obligations with respect to the Systems under subscriber billing service agreements with CSG Systems, Inc. or an Affiliate thereof. Notwithstanding anything in the Agreement to the contrary, if Buyer elects not to enter into the Program Management Agreement, it shall so notify Seller at least 45 days prior to the first scheduled Closing Date and nothing herein shall be deemed to prohibit Buyer from negotiating or entering into retransmission consent agreements or programming agreements for the Systems relating to the period on and after Closing. Buyer acknowledges that an Affiliate of Seller has developed a branded package of user interfaces, browsers and other navigational tools, and content that provides a template for high-speed cable modem-enabled online services to be offered on cable televisions systems (the "Roadrunner Product"). Buyer agrees that if it determines to offer services on the Systems after Closing which are similar to the Roadrunner Product, it will enter into non-exclusive good faith negotiations with Seller's Affiliate concerning an affiliation agreement by which the Roadrunner Product would be offered on the Systems taking into account all circumstances at the relevant time; provided, however, that to the extent the parties are unable to agree in good faith on the terms of such agreement that are mutually satisfactory to the parties for any reason whatsoever, neither party shall be deemed to be in breach in any respect hereof.

     Section 6.17 Guaranty of Seller's Post-Closing Obligations. If, during the
                  ---------------------------------------------
period ending on the second anniversary of the Closing Date, (a) Seller's net equity shall fall below $300,000,000 for two or more consecutive quarters, or
(b) Seller shall consummate an asset transfer with the result that Seller's net equity shall fall below $300,000,000, then Seller shall so notify Buyer and designate an Affiliate with a net equity in excess of $300,000,000 (the "Guarantor") who shall, execute and deliver a guaranty agreement by and between Guarantor and Buyer, guaranteeing the full and punctual performance of Seller's remaining obligations under Section 11.1 hereof.

     Section 6.18  Special Provisions for Franchise Transfers.
                   ------------------------------------------

         (a) If Closing has occurred and any Material Consent required with respect to the transfer of a Franchise has not been obtained on or prior to the Closing Date (such Franchise, a "Nonconsent Franchise"), subject to the provisions of Section 6.18(e) below, the parties shall continue to use their respective commercially reasonable efforts after Closing to obtain such consent or consents as promptly as practicable after Closing, and shall otherwise treat any Nonconsent Franchise in accordance with the terms of this Section 6.18. Notwithstanding the absence of a Franchise transfer Material Consent, unless Seller shall have elected to hold the Nonconsent Franchise for the use and benefit of Buyer under subsection (c) hereof or unless either party shall reasonably determine that such assignment would violate the terms of the applicable Nonconsent Franchise, or System Contract, License or Legal Requirement or subject Seller to liability under the Nonconsent Franchise, System Contract, License or otherwise, Seller shall assign, or shall cause a Seller Subsidiary to assign, to Buyer at Closing all System Contracts and Licenses relating solely to, and all Tangible Personal Property and Real Property located within the areas covered by, any Nonconsent Franchises. To the extent not assigned at Closing, such System Contracts, Licenses, Tangible Personal Property and Real Property shall be assigned simultaneously with the assignment of the Nonconsent Franchise, free and clear of all Liens except Permitted Liens.

         (b) Unless subsection (c) hereof is applicable, Buyer and Seller shall execute and deliver (or Seller shall cause the applicable Seller Subsidiary to execute and deliver) a management agreement at Closing with respect to each such Nonconsent Franchise (the "Management Agreement"). Each Management Agreement will incorporate the following terms and such other terms as the parties shall reasonably agree upon, acting in good faith: Buyer will manage and operate the Nonconsent Franchise and the area, Subscribers and Assets covered thereby in accordance with good business practices in the cable television industry and will use its commercially reasonable efforts to perform all actions necessary or appropriate to the management of the Nonconsent Franchise and its operation; Buyer will bear the expenses relating to such management and operations and retain the revenues derived therefrom, the net cash flow from the management and operation of such Nonconsent Franchise, or otherwise derived from or relating to such Nonconsent Franchise, being Buyer's sole compensation for managing and operating the Nonconsent Franchise and the area, Subscribers and Assets covered thereby; Buyer will indemnify Seller and any Seller Subsidiary against Losses suffered or incurred by Seller or the Seller Subsidiary resulting from Buyer's material breach of the Management Agreement or Buyer's gross negligence or willful misconduct; and, the Management Agreement will automatically terminate upon subsequent transfer of the Nonconsent Franchise to Buyer. Upon receipt of consent to transfer the Nonconsent Franchise, the same shall be assigned to Buyer, free and clear of all Liens except Permitted Liens.

            (c) In the event Seller reasonably determines the terms of the applicable Nonconsent Franchise or any Legal Requirement would prevent the management and operation thereof by Buyer under a Management Agreement, then, at Closing, in lieu of executing and delivering a Management Agreement, Seller or the applicable Seller Subsidiary may hold, or Seller may cause a Seller Subsidiary to hold, such Nonconsent Franchise for the use and benefit of Buyer (each, a "Beneficial Arrangement"). In such event, Seller shall, or shall cause a Seller Subsidiary to, (i) operate the Nonconsent Franchise in accordance with, and otherwise comply with, the covenants set forth in Sections 6.1 and 6.2, (ii) afford Buyer the economic benefits intended to be conferred by such Nonconsent Franchise, and (iii) pay to Buyer the

Nonconsent Franchise Cash Flow Amount. Such Nonconsent Franchise Cash Flow Amount shall be paid to Buyer as soon as reasonably practicable after the end of each month during the term of such Beneficial Arrangement, and Buyer shall (and Seller or the Seller Subsidiaries shall not) report for federal and state income tax purposes, the income, gain, loss and deductions with respect to such Nonconsent Franchise. In the event there is negative Nonconsent Franchise Cash Flow Amount in any month, such negative amounts shall be subtracted from the Nonconsent Franchise Cash Flow Amount otherwise to be paid or assigned to Buyer by Seller for subsequent months, pursuant to this Section 6.18(c). Seller shall allow representatives of Buyer reasonable access to its books and records relating to the calculation of Nonconsent Franchise Cash Flow Amount for the purpose of performing an audit of such calculations every six months, and the parties shall use their best good faith efforts to promptly resolve any discrepancies believed to exist in such calculations within 30 days of delivery by Buyer of its audit report to Buyer. Any disputes which are not resolved within such 30-day period shall be referred to a Qualified Auditor whose determination shall be binding upon both parties. Once consent to transfer such Nonconsent Franchise is obtained, Seller shall, or shall cause the Seller Subsidiary to, promptly take such steps as shall be necessary to assign the Nonconsent Franchise to Buyer, free and clear of all Liens except Permitted Liens, and Buyer shall reimburse to Seller an amount equal to the cumulative negative Nonconsent Franchise Cash Flow Amount, if any, existing and unpaid on the date of transfer plus interest on such amount at a rate equal to the prime rate of interest of The Chase Manhattan Bank plus 2.0%.

            (d) During the period Seller is operating the Nonconsent Franchise under a Beneficial Arrangement or Buyer is operating the Nonconsent Franchise under a Management Agreement, Seller shall not, and shall not permit any Seller Subsidiary to, transfer legal title to, mortgage, pledge or otherwise encumber, any Nonconsent Franchise without the prior written consent of Buyer.

         (e) In the event the parties reasonably determine at or prior to Closing that the terms of the Nonconsent Franchise or any Legal Requirement would prevent both management and operation of the Nonconsent Franchise under the Management Agreement and the Beneficial Arrangement, the Nonconsent Franchise and the area, Subscribers and Assets covered thereby shall, unless the parties agree to continue to use their respective commercially reasonable efforts to obtain the Franchise transfer consent and on the terms and conditions relating thereto, be retained by Seller at Closing and the Equity Value shall be reduced by an amount equal to the product of (i) the Subscriber Valuation times
(ii) the Subscriber Total covered by such Nonconsent Franchise as of September 30, 1997 and, to the extent such reduction exceeds the Equity Value, the Cash Consideration shall be reduced by such excess amount.

         (f) If, as of the third anniversary of the Closing Date, (i) the consent required with respect to the transfer of a Nonconsent Franchise has not been obtained, and (ii) Buyer is then managing the area, Subscribers and Assets covered by such Nonconsent Franchise under a Management Agreement, or Seller or a Seller Subsidiary is then holding the Nonconsent Franchise for the use and benefit of Buyer under a

Beneficial Arrangement, Buyer shall elect, within 30 days after the third anniversary of the Closing Date, whether to continue or to terminate the Management Agreement or Beneficial Arrangement. If Buyer elects to continue the Management Agreement or Beneficial Arrangement, the Equity Value shall be reduced by an amount equal to the product of (A) 20% times (B) the Subscriber Valuation times (C) the Subscriber Total covered by such Nonconsent Franchise as of September 30, 1997, and Seller shall, on such date as shall be designated by Buyer but in any event no later than the seventh anniversary of the Closing Date, transfer that percentage of the LLC Interest to Buyer as shall be necessary to reflect such reduction in Equity Value or, if Seller then owns an insufficient percentage LLC Interest, Seller shall transfer its entire LLC Interest to Buyer and pay Buyer an amount in cash equal to the difference between the Equity Value of the LLC Interest conveyed and the amount so owed pursuant to this Section 6.18(f).

         (g) If (i) Buyer elects under subsection (f) to terminate the Management Agreement or the Beneficial Arrangement, or (ii) at any time after Closing (A) Buyer or Seller is advised in writing by any Governmental Authority that continued operation or management of the Nonconsent Franchise under the Management Agreement, or the existence of the Beneficial Arrangement, violates a Franchise, System Contract or Legal Requirement and Buyer's counsel concurs with such advice, (B) any Governmental Authority revokes the Nonconsent Franchise, or
(C) Buyer is not receiving and has not for a period of 90 days been receiving cash flow to which it is entitled hereunder (positive or negative) attributable to the Nonconsent Franchise through no fault of its own, and (D) such violation, revocation or loss of Nonconsent Franchise Cash Flow Amounts are not attributable to an act or omission of Buyer in violation of its agreements hereunder or under the Management Agreement, and (E) Buyer thereafter elects to terminate the Management Agreement or Beneficial Arrangement, the Equity Value shall be reduced by an amount equal to the sum of (1) the amount of interest which accrues on unpaid positive cash flow, if any, to which Buyer is entitled hereunder (between the date on which Buyer is entitled to receive such cash flow and the date of such termination) at a rate equal to the prime rate of interest of The Chase Manhattan Bank plus 2.0%, and (2) the product of (aa) the Subscriber Valuation times (bb) (X) the lesser of (yy) the Subscriber Total covered by such Nonconsent Franchise as of September 30, 1997 or (zz) the Subscriber Total covered by such Nonconsent Franchise as of the date the Management Agreement is terminated, in the event Buyer has operated the Nonconsent Franchise under a Management Agreement, (Y) the Subscriber Total covered by such Nonconsent Franchise as of September 30, 1997, in the event Seller has operated the Nonconsent Franchise for the use and benefit of Buyer under a Beneficial Arrangement, or (Z) notwithstanding (x) or (y) and irrespective of whether the Nonconsent Franchise is operated by Buyer under a Management Agreement or by Seller for the use and benefit of Buyer under a beneficial arrangement, the average of (yy) the Subscriber Total covered by such Nonconsent Franchise as of September 30, 1997 and (zz) the Subscriber Total covered by such Nonconsent Franchise as of the date the Management Agreement or beneficial arrangement is terminated, in the event (yy) exceeds (zz) due to conditions affecting the cable television industry generally, either nationally or regionally. In such events Seller shall, on such date as shall be designated by Buyer but in any event no later than the seventh anniversary of the Closing Date, transfer that percentage of the LLC Interest to Buyer as shall be necessary to reflect such reduction in Equity Value or, if Seller than owns an insufficient percentage LLC Interest, Seller shall transfer its entire LLC Interest to Buyer and pay Buyer an amount in cash equal to the difference between the Equity Value of the LLC Interest conveyed and the amount so owed to Buyer pursuant to this Section 6.18(g). In addition, if Buyer has so elected to terminate the Management Agreement, Seller shall reimburse Buyer an amount equal to the aggregate of all capital expenditures actually made by Buyer after the Closing Date (plus interest on such capital expenditure amount at a rate equal to the prime rate of interest of The Chase Manhattan Bank plus 2.0%) in (i) maintaining the cable plant covered by such Nonconsent Franchise, (ii) constructing extensions to such cable plant, but only to the extent such extensions were approved by Seller, which consent shall not unreasonably be withheld, and (iii) upgrading such cable plant, but only to the extent such upgrades are required under the Social Contract. If Buyer has so elected to terminate the Beneficial Arrangement, Seller shall reimburse to Buyer an amount equal to all capital expenditures included in the Nonconsent Franchise Cash Flow Amount (plus interest on such capital expenditure amount at a rate equal to the prime rate of interest of The Chase Manhattan Bank plus 2.0%), and an amount equal to the unremitted cumulative Nonconsent Franchise Cash Flow Amount (calculated without taking into account capital expenditures), if any, existing on the date of termination.

         (h) The parties agree to cooperate in the negotiation, execution and delivery of such signal sharing or similar agreements on commercially reasonable terms as may be necessary or appropriate due to the existence of a Nonconsent Franchise and any nontransfer of Tangible Personal Property or Real Property associated therewith.


                                  Article 7.

                             Conditions Precedent
                             --------------------

     Section 7.1 Conditions to Buyer's Obligations. The obligations of Buyer to
                 ---------------------------------
consummate the transactions contemplated by this Agreement shall be subject to the following conditions, any one or more of which may be waived by Buyer, in its sole discretion:

         (a)    Accuracy of Representations and Warranties. The representations
                ------------------------------------------
and warranties of Seller in this Agreement (disregarding all qualifications and exceptions contained therein relating to materiality, however phrased) shall be true and accurate in all material respects at and as of Closing with the same effect as if made at and as of Closing, except for changes contemplated under this Agreement and except for representations and warranties made only at and as of a certain date which shall have been true and accurate in all material respects as of such date.

         (b)    Performance of Agreements. Seller shall have performed in all
                -------------------------
material respects all obligations and agreements and complied in all material respects with all covenants in this Agreement to be performed and complied with by it at or before Closing, the Seller Subsidiaries shall have performed in all material respects their obligations hereunder to consummate the transactions contemplated hereby, and no event which would constitute a material breach of the terms of this Agreement on the part of Seller or a Seller Subsidiary shall have occurred or be continuing.

         (c)    Officer's Certificate. Buyer shall have received a certificate
                ---------------------
executed by an executive officer of Seller, dated as of Closing, reasonably satisfactory in form and substance to Buyer, certifying that the conditions specified in Sections 7.1(a) and (b) have been satisfied.

         (d)    Legal Proceedings. There shall be no Legal Requirement, and no
                -----------------
Judgment shall have been entered and not vacated by any Governmental Authority asserting competent jurisdiction in any Litigation or arising therefrom, which enjoins, restrains, makes illegal, or prohibits consummation of the transactions contemplated by this Agreement, and there shall be no Litigation pending or threatened seeking, or which if successful would have the effect of, any of the foregoing.

         (e)    HSR Act Compliance. All waiting periods under the HSR Act
                ------------------
applicable to the transactions contemplated hereby shall have expired or been terminated.

         (f)    Seller's Counsel Opinion. Buyer shall have received an opinion
                ------------------------
of Mary Carroll Huey, counsel to Seller, dated as of Closing, in the form of Exhibit C.
---------

         (g)    Seller's FCC Counsel Opinion. Buyer shall have received an
                ----------------------------
opinion of Bryan Cave, special communications counsel to Seller, dated as of Closing, in the form of Exhibit D.
                        ---------

         (h)    Consents.
                --------
               (i) Buyer shall have received evidence, in form and substance reasonably satisfactory to it, that there have been obtained all consents, approvals and authorizations identified on Schedule 5.3 as "Material Consents",
                                           ------------
such consents to be final and effective in accordance with applicable Legal Requirements, no longer subject to any statutory, administrative, judicial or other waiting, appeal, reconsideration, publication or similar periods and to otherwise be in form and substance reasonably satisfactory to Buyer and shall not contain any changes, modifications, additions or conditions not consistent with the provisions of Section 6.3(b); provided, however, that if this condition has not been satisfied due solely to the failure to obtain all Material Consents that are consents by the FCC to assignments of Licenses (other than CARS Licenses), this condition shall be deemed to be satisfied if such consents to assignment have been requested prior to Closing and Buyer is entitled to operate such Licenses pursuant to conditional use authorizations until the FCC's consent is received; and provided further that if this condition has not been satisfied due solely to the failure to obtain all Material Consents with respect to Franchises but (a) Material Consents with respect to Franchises have been obtained which, when combined with Franchises for which transfer consent is not required, cover at least 95% of the Subscriber Total as of the Closing Date, and (b) Material Consents with respect to Franchises listed on
Schedule 5.3 as Material Franchises have been obtained, then this condition
------------
shall be deemed to be satisfied.

                (ii) Buyer shall have received the consent of the FCC to have the provisions of the Social Contract apply to the Systems after Closing, on terms and conditions reasonably satisfactory to Buyer that shall be materially consistent with the existing terms of the Social Contract, as reasonably applied to Buyer and the Systems.

         (i)    Subscribers. As of Closing, the Systems shall serve, in the
                -----------
aggregate, a Subscriber Total of at least 114,002.

         (j)    Evidence of Necessary Actions. Seller shall have delivered to
                -----------------------------
Buyer evidence reasonably satisfactory to Buyer to the effect that Seller has taken and has caused the Seller Subsidiaries to have taken all action necessary to authorize the execution of this Agreement and the consummation of the transactions contemplated hereby.

         (k)    Other Documents. All other documents and other items required to
                ---------------
be delivered under this Agreement to Buyer at or prior to Closing shall have been delivered or shall be tendered at Closing.

     Section 7.2 Conditions to Seller's Obligations. The obligations of Seller
                 ----------------------------------
to consummate the transactions contemplated by this Agreement shall be subject to the following conditions, any one or more of which may be waived by Seller, in its sole discretion:

         (a)    Accuracy of Representations and Warranties. The representations
                ------------------------------------------
and warranties of Buyer in this Agreement (disregarding all qualifications and exceptions contained therein relating to materiality, however phrased) shall be true and accurate in all material respects at and as of Closing with the same effect as if made at and as of Closing. except for changes contemplated under this Agreement and except for representations and warranties made only at and as of a certain date which shall have been true and correct in all material respects as of such date.

         (b)    Performance of Agreements. Buyer shall have performed in all
                -------------------------
material respects all obligations and agreements and complied in all material respects with all covenants in this Agreement to be performed and complied with by it at or before Closing and no event which would constitute a material breach of the terms of this Agreement on the part of Buyer shall have occurred and is continuing.

         (c)    Officer's Certificate. Seller shall have received a certificate
                ---------------------
executed by an executive officer of Buyer, dated as of Closing, reasonably satisfactory in form and substance to Seller, certifying that the conditions specified in Sections 7.2(a) and (b) have been satisfied.

         (d)    Legal Proceedings. There shall be no Legal Requirement, and no
                -----------------
Judgment shall have been entered and not vacated by any Governmental Authority asserting competent jurisdiction in any Litigation or arising therefrom, which enjoins, restrains, makes illegal, or prohibits consummation of the transactions contemplated hereby, and there shall be no Litigation pending or threatened seeking or which if successful would have the effect of, any of the foregoing.

         (e)    HSR Act Compliance. All waiting periods under the HSR Act
                ------------------
applicable to the transactions contemplated hereby shall have expired or been terminated.

         (f)    Buyer's Counsel Opinion. Seller shall have received an opinion
                -----------------------
of Dow, Lohnes & Albertson, counsel to Buyer, dated as of Closing, in the form of Exhibit E.
   ---------

         (g)    Consents.
                --------

                (i) Seller shall have received evidence, in form and substance reasonably satisfactory to it, that there have been obtained all consents, approvals and authorizations identified on Schedule 4.3 as Material Consents;
                                           ------------
provided, however, if this condition is not satisfied due solely to the failure to obtain all Material Consents with respect to Franchises but Material Consents with respect to Franchises have been obtained which, when combined with Franchises for which transfer consent is not required, cover at least 95% of the Subscriber Total as of the Closing Date, then this condition shall be deemed satisfied.

                (ii) Buyer shall have received the consent of the FCC to have the provisions of the Social Contract apply to the Systems after Closing, on terms and conditions reasonably satisfactory to Seller that shall be materially consistent with the existing terms of the Social Contract.

         (h)    Evidence of Necessary Actions. Buyer shall have delivered to
                -----------------------------
Seller evidence reasonably satisfactory to Seller to the effect that Buyer has taken all necessary action to authorize the execution of this Agreement and the consummation of the transactions contemplated hereby.

         (i)    Other Documents. All other documents and other items required to
                ---------------
be delivered under this Agreement to Seller at or prior to Closing shall have been delivered or shall be tendered at Closing.


                                  Article 8.

                                    Closing
                                    -------

         Section 8.1 Closing; Time and Place. Subject to (i) the satisfaction
                     -----------------------
or, to the extent permissible by law, waiver (by the party for whose benefit the Closing condition is imposed) on or prior to the date scheduled for Closing of the Closing conditions described in Section 7 hereof and (ii) the provisions of Article 9 hereof, the closing of the transactions contemplated by this Agreement ("Closing") shall take place on a date and at a time and location mutually determined by Seller and Buyer that is within 10 business days after the date on which the conditions to Closing set forth in Sections 7.1(e) and (h) and Section 7.2(e) and (g) have been satisfied, or by mutual agreement, the last business day of the month within or immediately after such 10-business-day period. Notwithstanding the foregoing, to the extent that on the date otherwise scheduled for Closing, the conditions precedent set forth in Sections 7.1(d) or 7.2(d) are not satisfied (other than as a result of a permanent, non-appealable injunction prohibiting the consummation of this Agreement), the Closing Date shall be postponed to a date chosen mutually by Seller and Buyer not less than 5 nor more than 10 days after the date on which the circumstances preventing such conditions from being satisfied are no longer applicable. Subject to extension pursuant to the last sentence of Section 9.1 and to Section 12.12, in no event shall the Closing take place later than the date that is nine months from the date of this Agreement (the "Outside Closing Date").

     Section 8.2 Seller's Obligations. At Closing, Seller shall deliver or cause
                 --------------------
to be delivered to Buyer the following:

         (a)    Bill of Sale, Assignment and Assumption Agreement. Executed
                -------------------------------------------------
counterparts of a Bill of Sale, Assignment and Assumption Agreement relating to the Assets from each of Seller and each Seller Subsidiary in the form of Exhibit
                                                                         -------
F;
-

         (b)    Deeds. Deeds in form and substance reasonably satisfactory to
                -----
Buyer conveying to Buyer the Owned Real Property free and clear of all Liens (except for Permitted Liens);

         (c)    FIRPTA Affidavit. FIRPTA Non-Foreign Seller Affidavit certifying
                ----------------
that Seller is not a foreign person within the meaning of Section 1445 of the Code, reasonably satisfactory in form and substance to Buyer.

         (d)    Officer's Certificate. The certificate described in Section
                ---------------------
7.1(c);

         (e)    Seller's Counsel Opinion. Seller's counsel opinion described in
                ------------------------
Section 7.1(f);

         (f)    Seller's FCC Counsel Opinion. Seller's FCC counsel opinion
                ----------------------------
described in Section 7.1(g);

         (g)    Vehicle Titles. Title certificates to all vehicles included
                --------------
among the Assets, endorsed for transfer of title to Buyer, and separate bills of sale therefor, if required by the laws of the states in which such vehicles are titled;

         (h)    Operating Agreement. Executed counterparts of the Operating
                -------------------
Agreement.

         (i)    Programming Agreement; CSG Assignments. If Buyer has elected to
                ---------------------
enter into the Programming Agreement and/or CSG Assignments, executed counterparts thereof.

         (j)    Possession. Actual possession and operating control of the
                ----------
Systems;

         (k)    Conditions Precedent. To the extent not described above, all
                --------------------
items set forth in Section 7.1;

         (l)    Evidence of Necessary Actions. Evidence reasonably satisfactory
                -----------------------------
to Buyer that Seller and the Seller Subsidiaries have taken all action necessary to authorize the execution of this Agreement and the consummation of the transactions contemplated hereby; and

         (m)    Other. Such other documents and instruments as shall be
                -----
necessary or reasonably requested by Buyer to effect the intent of this Agreement and consummate the transactions contemplated hereby.

     Section 8.3 Buyer's Obligations. At Closing Buyer shall deliver or cause to
                 -------------------
be delivered to Seller the following:

         (a)    Purchase Price. The Purchase Price, as adjusted in accordance
                --------------
with Section 2.5 of this Agreement;

         (b)    Officer's Certificate. The certificate described in Section
                ---------------------
7.2(c);

         (c)    Buyer's Counsel Opinion. Buyer's counsel opinion described in
                -----------------------
Section 7.2(f);

         (d)    Operating Agreement. Executed counterparts of the Operating
                -------------------
Agreement.

         (e)    Programming Agreement; CSG Assignments. If Buyer has elected to
                --------------------------------------
enter into the Programming Agreement and/or CSG Assignments, executed counterparts thereof.

         (f)    Conditions Precedent. To the extent not described above, all
                --------------------
items set forth in Section 7.2;

         (g)    Evidence of Necessary Actions. Evidence reasonably satisfactory
                -----------------------------
to Seller that Buyer has taken all necessary action necessary to authorize the execution of this Agreement and the consummation of the transactions contemplated hereby; and

         (h)    Other. Such other documents and instruments as shall be
                -----
necessary or reasonably requested by Seller to effect the intent of this Agreement and consummate the transactions contemplated hereby.


                                  Article 9.

                                  Termination
                                  -----------

     Section 9.1  Termination Events.  This Agreement may be terminated and the
                  ------------------
transactions contemplated hereby may be abandoned:

         (a) at any time, by the mutual written agreement of Buyer and Seller;

         (b) by either Buyer or Seller upon written notice to the other, if the other (the "Breaching Party") is in material breach or default of its respective covenants, agreements, or other obligations herein, or if any of its representations herein are not true and accurate in all material respects when made or when otherwise required by this Agreement to be true and accurate; provided, however, that (i) the Breaching Party is given prompt written notice which provides a reasonably detailed explanation of the facts and circumstances surrounding such breach or default and (ii) the Breaching Party is given 30 days after receipt of such notice within which to cure such breach or default to the reasonable satisfaction of the non-Breaching Party;

         (c) by either Buyer or Seller upon written notice to the other, if any conditions (other than those referred to in Section 9.1(b)) to its obligations set forth in Sections 7.1 and 7.2, respectively, shall not have been satisfied on or before the Outside Closing Date, for any reason other than a material breach or default by such terminating party of its respective covenants, agreements, or other obligations hereunder, or any of its representations herein not being true and accurate in all material respects when made or when otherwise required by this Agreement to be true and accurate;

         (d) by either party if the terminating party is not in material breach or default of the obligations hereunder and if Closing shall have not occurred by the Outside Closing Date, upon written notice to the non-terminating party at any time following such date; or

         (e)    as otherwise provided herein.

     Notwithstanding anything in this Section 9.1 to the contrary, if on the Outside Closing Date, the Closing has not occurred solely because any required notice period for Closing has not lapsed, such date shall be extended until the lapse of such period.

     Section 9.2  Effect of Termination.
                  ---------------------

         (a) Notwithstanding any other provision of this Section 9.2, if the transactions contemplated by this Agreement are terminated and abandoned as provided herein: (i) each party shall pay the costs and expenses incurred by it in connection with this Agreement, and no party (or any of its officers, directors, employees, agents (or representatives or shareholders) shall be liable to any other party for any costs, expenses or damages except as expressly specified herein; (ii) each party shall redeliver all documents, work papers and other material of the other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;
(iii) all confidential information received by either party hereto with respect to the business of the other party or any of its Affiliates shall be treated in accordance with Section 6.10 hereof; and (iv) neither party hereto shall have any liability or further obligation to the other party to this Agreement except
(x) as stated in Sections 6.10, 9.2, 10.2, 12.1 and 12.8; (y) as stated in subparagraphs (i) and (ii) of this Section 9.2(a); and (z) to the extent applicable, as set forth in Sections 9.2(b) and (c) below.

         (b) If both (i) this Agreement is terminated pursuant to Section 9.1 by any party for any reason and (ii) (a) if Seller shall be in breach in a material respect of any of its representations and warranties made herein or its covenants or agreements made herein or (b) neither Buyer nor Seller shall be in breach in a material respect of any of their representations and warranties made herein or their covenants or agreements made herein, then and in that event, the Escrow Deposit (and all interest and earnings thereon) shall be returned to Buyer and if Seller shall be in breach in a material respect of any of its representations and warranties made herein or its covenants or agreements made herein, then and in that event, Buyer shall have the right to seek all remedies available to it at law or equity, including the right to seek specific performance and/or monetary damages. In recognition of the unique character of the property to be sold hereunder and the damages which Buyer will suffer in the event of a breach by Seller, Seller hereby waives any defense that Buyer has any adequate remedy at law for the breach of this Agreement by Seller. In the event of such breach by Seller which results in the filing of a lawsuit by Buyer for damages, and Buyer shall prevail in such lawsuit, Buyer shall be entitled to reimbursement by the Seller of reasonable legal fees and expenses actually incurred by Buyer.

         (c) If both (i) this Agreement is terminated pursuant to Section 9.1 by any party for any reason and (ii) if Buyer shall be in breach in a material respect of its representations and warranties made herein or its covenants or agreements made herein, all conditions precedent set forth in Section 7.1 have been satisfied, and Seller stands ready, willing and able to perform its obligations under this Agreement, then and in that event, Seller shall have the right to receive the Escrow Deposit (and interest and earnings thereon) as liquidated damages and as the exclusive remedy of Seller (which aggregate amount the parties agree is a reasonable estimate of the damages that will be suffered by Seller and does not constitute a penalty, the parties hereby acknowledging the inconvenience and nonfeasibility of otherwise obtaining an adequate remedy). Notwithstanding anything in this Agreement to the contrary, except for the right to receive the Escrow Deposit (and interest and earnings) in accordance with and subject to the provisions of this Agreement, Seller shall not have any right against Buyer (or any of its officers, directors, shareholders, employees, agents, representatives or Affiliates) and neither Buyer nor any of its officers, directors, shareholders, employees, partners, agents or Affiliates shall have any liability to the Seller for any breach of this Agreement by Buyer.

                                  Article 10.

                                   Remedies
                                   --------

     Section 10.1 Remedies Cumulative. Subject to the other provisions of this
                  -------------------
Agreement limiting any remedies of the parties under certain circumstances, including Section 9.2(c) hereof, prior to Closing, all rights and remedies under this Agreement are cumulative of, and not exclusive of, any rights or remedies otherwise available, and the exercise of any of such rights or remedies shall not bar the exercise of any other rights or remedies. After Closing, the parties' respective rights and remedies with respect to any material breach or default of the covenants, agreements or obligations hereunder shall be limited to those set forth in Article 11 of this Agreement.

     Section 10.2 Attorneys' Fees. Subject to the other provisions of this
                  ---------------
Agreement limiting any remedies of the parties under certain circumstances, including Section 9.2(c) hereof, in the event of any Litigation between Seller and Buyer with respect to this Agreement or the transactions contemplated hereby, the party prevailing under such Litigation shall be entitled, as part of the Judgment rendered in such Litigation, to recover from the other party its reasonable attorneys' fees and costs and expenses in such litigation.


                                  Article 11.

                                Indemnification
                                ---------------

     Section 11.1 Indemnification by Seller. From and after Closing, Seller
                  -------------------------
shall indemnify and hold harmless Buyer, its Affiliates, and their respective members, partners, shareholders, officers and directors, employees, agents, and representatives, and any Person claiming by or through any of them, as the case may be, from and against any and all Losses arising out of or resulting from:

         (a) any representations and warranties made by Seller in this Agreement or in any document, instrument or certificate delivered in connection herewith not being true and accurate in all material respects when made or when required by this Agreement to be true and accurate;

         (b) any failure by Seller to perform, or to cause any Seller Subsidiary to perform, in all material respects any of its covenants, agreements, or obligations in this Agreement or in any document, instrument or certificate delivered in connection herewith;

         (c) all liabilities and obligations arising out of or relating to the operation of the Systems prior to the Adjustment Time;

         (d) except in each case as may expressly constitute Assumed Obligations and Liabilities pursuant to Section 2.3(d) and except in each case as provided in Section 6.9 (if and to the extent applicable), any rate refund liability to subscribers of the Systems arising out of or attributable to rates for cable service to subscribers charged by Seller or any Seller Subsidiary prior to the Adjustment Time and any losses arising out of or attributable to Seller's or any Seller Subsidiary's failure to fully and timely perform its obligations under the Social Contract which are required to be performed prior to the Adjustment Time;

         (e)    the Employee Obligations;

         (f)    Taxes for which Seller is liable under Section 3.3 hereof; and

         (g) the employment by Seller or any Affiliate of Seller, or services rendered to Seller or any Affiliate of Seller by, any finder, broker, agency or other intermediary, in connection with the transactions contemplated hereby, or any allegation of any such employment or services.

     Section 11.2 Indemnification by Buyer. From and after Closing, Buyer shall
                  ------------------------
indemnify and hold harmless Seller, its Affiliates, and their respective shareholders, partners, officers and directors, employees, agents, and representatives, and any Person claiming by or through any of them, as the case may be, from and against any and all Losses arising out of or resulting from:

         (a) any representations and warranties made by Buyer in this Agreement or in any document, instrument or certificate delivered in connection herewith not being true and accurate in all material respects when made or when required by this Agreement to be true and accurate;

         (b) any failure by Buyer to perform in all material respects any of its covenants, agreements, or obligations in this Agreement or in any document, instrument or certificate delivered in connection herewith;

         (c)    the Assumed Obligations and Liabilities;

         (d)    Taxes for which Buyer is liable under Section 3.3 hereof; and

         (e) the employment by Buyer or any Affiliate of Buyer, or services rendered to Buyer or any Affiliate of Buyer by, any finder, broker, agency or other intermediary, in connection with the transactions contemplated hereby, or any allegation of any such employment or services.

     Section 11.3  Indemnified Third Party Claim.
                   -----------------------------

         (a) If any Person not a party to this Agreement shall make any demand or claim or file or threaten to file or continue any Litigation with respect to which Buyer or Seller is entitled to indemnification pursuant to Sections 11.1 or 11.2, respectively, then within ten days after notice (the "Notice") by the party entitled to such indemnification (the "Indemnitee") to the other (the "Indemnitor") of such demand, claim or Litigation, the Indemnitor shall have the option, at its sole cost and expense, to retain counsel for the Indemnitee (which counsel shall be reasonably satisfactory to the Indemnitee), to defend any such Litigation. Thereafter, the Indemnitee shall be permitted to participate in such defense at its own expense, provided that, if the named parties to any such Litigation (including any impleaded parties) include both the Indemnitor and the Indemnitee or, if the Indemnitor proposes that the same counsel represent both the Indemnitee and the Indemnitor and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, then the Indemnitee shall have the right to retain its own counsel at the cost and expense of the Indemnitor, unless the Indemnitor shall acknowledge in writing its indemnity obligation, in which event the retention by Indemnitee of its own counsel shall be at its cost and expense. If the Indemnitor shall fail to respond within ten days after receipt of the Notice, the Indemnitee may retain counsel and conduct the defense of such Litigation as it may in its sole discretion deem proper, at the sole cost and expense of the Indemnitor.

         (b) The Indemnitee shall provide reasonable assistance to the Indemnitor and provide access to its books, records and personnel as the Indemnitor reasonably requests in connection with the investigation or defense of the indemnified Losses. The Indemnitor shall promptly upon receipt of reasonable supporting documentation reimburse the Indemnitee for out-of-pocket costs and expenses incurred by the latter in providing the requested assistance.

         (c) With regard to Litigation of third parties for which Buyer or Seller is entitled to indemnification under Sections 11.1 or 11.2, such indemnification shall be paid by the indemnifying party upon: (i) the entry of a Judgment against the Indemnitee and the expiration of any applicable appeal period; (ii) the entry of an unappealable Judgment or final appellate Judgment against the Indemnitee; or (iii) a settlement with the consent of the Indemnitor, which consent shall not be unreasonably withheld, provided that no such consent need be obtained if the Indemnitor fails to respond to the Notice as provided in Section 11.3(a). Notwithstanding the foregoing, provided that there is no dispute as to the applicability of indemnification, expenses of counsel to the Indemnitee shall be reimbursed on a current basis by the Indemnitor if such expenses are a liability of the Indemnitor.

     Section 11.4 Determination of Indemnification Amounts and Related Matters.
                  ------------------------------------------------------------

         (a) Seller's liability under Section 11.1(a) shall be limited to Losses exceeding $500,000 in the aggregate, and Seller's liability under Sections 11.1(b), 11.1(c), 11.1(d) and 11.1(e) shall be limited to Losses exceeding $100,000 in the aggregate (each, a "Deductible"), and Seller shall have no liability under Section 11.1 for Losses constituting the Deductible. Seller's liability under Section 11.1(a) shall be limited to Losses not exceeding $26,000,000 in the aggregate. Notwithstanding anything to the contrary in the foregoing, such limitations in this Section 11.4(a) shall not apply to claims made by Buyer with respect to or pursuant to adjustments to the Purchase Price.

         (b) In calculating amounts payable to an Indemnitee hereunder, the amount of the indemnified Losses shall be reduced by the amount of any insurance proceeds paid to the Indemnitee for such Losses.

         (c) Subject to the provisions of Section 11.3, all amounts payable by the Indemnitor to the Indemnitee in respect of any Losses under Sections 11.1 or 11.2 shall be payable by the Indemnitor as incurred by the Indemnitee.

     Section 11.5 Time and Manner of Certain Claims . The representations and
                  ---------------------------------
warranties, and covenants and agreements that are to be performed on or prior to Closing, of Buyer and Seller in this Agreement shall survive Closing for a period of twelve months (the "Survival Period") except for representations, warranties and covenants relating to title, ownership and Taxes, which shall survive until the expiration of the applicable statute of limitations, and other covenants and agreements which shall survive until fully performed, and Buyer's and Seller's rights to make claims based thereon shall likewise expire and be extinguished on such dates. Neither Seller nor Buyer shall have any liability under Sections 11.1(a) or 11.2(a), respectively, unless a claim for Losses for which indemnification is sought thereunder is asserted by the party seeking indemnification by written notice to the party from whom indemnification is sought within the Survival Period.

                                  Article 12.

                           Miscellaneous Provisions
                           ------------------------

     Section 12.1 Expenses. Except as otherwise specifically contemplated
                  --------
hereunder, each of the parties shall pay its own expenses and the fees and expenses of its counsel, accountants, other experts and consultants in connection with this Agreement.

     Section 12.2 Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, shall be deemed to constitute a waiver by the party taking the action of compliance with any representation, warranty, covenant or agreement contained herein or in any document delivered pursuant hereto. The waiver by any party hereto of any condition or of a breach of another provision of this Agreement shall be in writing and shall not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any party of any of the conditions precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

     Section 12.3 Notices. All notices, requests, demands, applications,
                  -------
services of process, and other communications which are required to be or may be given under this

Agreement shall be in writing and shall be deemed to have been duly given if sent by facsimile transmission, answer back requested, delivered by overnight or other courier service, or mailed, certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:


     To Seller:               TWI Cable Inc.
                              290 Harbor Drive
                              Stamford, CT  06902
                              Attn: Bonnie J. Blecha
                              Facsimile:  (203) 328-0691

     Copies:                  Holland & Hart
                              P.O. Box  8749
                              555 17th Street
                              Suite 3200
                              Denver, CO  80201-8749 (Mail)
                              80202 (Delivery)
                              Attn: Davis O. O'Connor, Esq.
                              Facsimile:  (303) 295-8261

     Buyer:                   Renaissance Media Holdings LLC
                              One Cablevision Center, Suite 100
                              Ferndale, NY  12734
                              Attn: Mr. Frederick Schulte
                              Facsimile:  (914) 295-2601

     Copies:                  Dow Lohnes & Albertson PLCC
                              1200 New Hampshire Avenue, N.W.
                              Suite 800
                              Washington, D.C.  20036
                              Attn:  John T. Byrnes, Esq.
                              Facsimile:  (202) 776-2222

                              Morgan Stanley Capital Partners
                              1221 Avenue of the Americas
                              New York, NY  10020
                              Attn:  Mr. Lawrence B. Sorrel
                              Facsimile:  (212) 762-8282

                              Davis Polk & Wardwell
                              450 Lexington Avenue
                              New York, NY  10017
                              Attn:  John W. Buttrick, Esq.
                              Facsimile:  (212) 450-4800

or to such other address as any party shall have furnished to the other by notice given in accordance with this Section. Such notice shall be effective,
(i) if sent by facsimile transmission, when answer back is received, or (ii) if mailed or sent by courier, upon the date of delivery or refusal as shown by the return receipt therefor.

     Section 12.4 Entire Agreement; Amendments. This Agreement and the Schedules
                  ----------------------------
and Exhibits hereto embody the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect thereto. This Agreement may not be modified orally, but only by an agreement in writing signed by the party or parties against whom any waiver, change, amendment, modification, or discharge may be sought to be enforced.

     Section 12.5 Binding Effect; Benefits; Assignments. This Agreement shall
                  -------------------------------------
inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns. Neither Buyer nor Seller shall assign this Agreement or delegate any of its duties hereunder to any other Person without the prior written consent of the other, except that (a) Seller may assign this Agreement and delegate its duties hereunder to any Affiliate without the consent of Buyer, provided that such assignment shall not be permitted without the consent of Buyer if such assignment would impair, hinder or delay the consummation of the transactions contemplated hereby; and further provided that no such assignment shall relieve Seller or Guarantor, as appropriate, of liability hereunder, and (b) Buyer (1) may assign its obligations and rights under this Agreement, including the obligations in respect of the Assumed Obligations and Liabilities and the rights to receive the Bill of Sale and Assignment, Deeds, title certificates and bills of sale relating to vehicles, and other instruments of conveyance hereunder, and possession of the Assets, and the rights to indemnity, to one or more direct or indirect wholly-owned Affiliates without the consent of Seller; provided that such Affiliate or Affiliates agree(s) in writing to assume, pay, perform and discharge the Assumed Obligations and Liabilities and to otherwise be bound by the terms and conditions hereof; provided further that no such assignment shall relieve Buyer of liability hereunder prior to Closing, but such assignment shall relieve Buyer of all liabilities hereunder on and after the Closing; and provided further that Buyer may not assign its obligation to issue the LLC Interest to Seller or the right to receive a portion of the Assets from Seller in consideration of the LLC Interest, and (2) may assign and/or delegate all or any portion of its rights under this Agreement as collateral without the consent of Seller.

     Section 12.6 Headings. The Section and other headings contained in this
                  --------
Agreement are for reference purposes only and will not affect the meaning of interpretation of this Agreement.

     Section 12.7 Counterparts. This Agreement may be executed in any number of
                  ------------
counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     Section 12.8 Publicity. Seller and Buyer shall consult with and cooperate
                  ---------
with the other with respect to the content and timing of all press releases and other public announcements, and any oral or written statements to Seller's employees concerning this Agreement and the transactions contemplated hereby. Neither Seller nor Buyer shall make any such release, announcement, or statements without the prior written consent of the other, which shall not be unreasonably withheld or delayed; provided, however, that Seller or Buyer may at any time make any announcement required by Legal Requirements so long as such party, promptly upon learning of such requirement, notifies the other of such requirement and consults with the other in good faith with respect to the wording of such announcement.

     Section 12.9 Governing Law. The validity, performance, and enforcement of
                  -------------
this Agreement and all transaction documents, unless expressly provided to the contrary, shall be governed by the laws of the State of New York without giving effect to the principles of conflicts of law of such state. Buyer and Seller agree that the federal and state courts located in the State of New York shall have subject matter jurisdiction to entertain any action in connection with this Agreement and, by execution hereof, voluntarily submit to personal jurisdiction of such courts.

     Section 12.10 Third Parties; Joint Ventures. This Agreement constitutes an
                   -----------------------------
agreement solely among the parties hereto, and, except as otherwise provided herein, is not intended to and will not confer any rights, remedies, obligations, or liabilities, legal or equitable, including any right of employment, on any Person (including any employee or former employee of Seller or any Seller Subsidiary) other than the parties hereto and their respective successors, or assigns, or otherwise constitute any Person, including any of Seller or any Seller Subsidiary's employees, a third party beneficiary under or by reason of this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the parties hereto partners or participants in a joint venture.

     Section 12.11 Construction. This Agreement has been negotiated by Buyer
                   ------------
and Seller and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement shall not apply in any construction or interpretation of this Agreement.

     Section 12.12  Risk of Loss.
                    ------------

         (a) The risk of any loss, damage or destruction to the Assets resulting from fire, theft or any other casualty (except reasonable wear and tear) shall be borne by Seller at all times prior to the Adjustment Time. It is expressly understood and agreed that in the event of any material loss or damage to any material portion of the Assets from fire, theft or any other casualty (except reasonable wear and tear), Seller shall notify Buyer of same in writing immediately. Such notice shall specify with particularity the loss or damage incurred, the cause thereof, if known or reasonably ascertainable, and the insurance coverage related thereto.

         (b)    Notwithstanding any other provision contained in this Agreement:

                (i) in the event there is damage to the Assets which exceeds $3,000,000 and which is not repaired, replaced or restored prior to a date which is 90 days after the Outside Closing Date, Buyer, at its sole option upon written notice to Seller: (A) may elect to consummate the Closing and accept the Assets in their then current condition, in which event Seller shall assign or pay to Buyer all proceeds of insurance theretofore received or to be received covering the damaged Assets, and the Cash Consideration shall be reduced by an amount equal to any applicable insurance deductible or retention, or (B) terminate this Agreement, in which event Buyer and Seller shall stand fully released and discharged of and from any and all obligations hereunder, except as provided in Section 9.2.

              (ii) in the event there is damage to the Assets which is less than $3,000,000, Seller shall have the right to postpone Closing for a period of up to 60 days and take steps to repair, replace or restore the damaged Assets. At the end of such 60-day period or such earlier date as the parties may agree, the parties shall, subject to satisfaction or waiver of the conditions set forth in Article 7, proceed to Closing. If the damage to the Assets has not been fully repaired, replaced or restored to the reasonable satisfaction of Buyer as of the postponed Closing Date, Seller shall (A) reimburse Buyer, promptly after receipt of invoices with supporting documentation, for all expenses reasonably incurred by Buyer after Closing in using its commercially reasonable efforts to repair, replace or restore such damaged Assets, and (B) pay Buyer an amount equal to the product of (y) the Subscriber Valuation multiplied by (z) the number of Lost Subscribers, if any. In determining whether the expenses referenced in subsection (b)(ii)(A) of this Section 12.12 were reasonably incurred, the parties shall take into account that time is of the essence in effecting such repair, replacement or restoration and shall include extraordinary items such as overtime. For purposes of this subsection, this purpose, a "Lost Subscriber" shall mean a Subscriber (C) whose cable television service is adversely affected by the damage to the Assets, (D) at whom Buyer has directed commercially reasonable marketing efforts, and (E) who is not a Subscriber as of a date which is 60 days after the date Buyer has fully repaired, restored or replaced the damaged Assets; provided that for the purpose of this Section 12.12(b)(ii)(E), subsection (i) of the definition of Individual Subscriber and subsection
(iii)(a) of the definition of Subscriber Equivalent shall be amended to delete the requirement that a Subscriber must have been a subscriber for at least one full month.


                     [This space intentionally left blank.]

     Buyer and Seller have executed this Agreement as of the date first written above.


                              BUYER

                              RENAISSANCE MEDIA HOLDINGS LLC,
                              a Delaware limited liability company

                              By:  Morgan Stanley Capital Partners III,
                                   L.P., Member

                              By:  MSCP III, L.P., its general partner

                              By:  Morgan Stanley Capital Partners III,
                                   Inc., a general partner

                              By:  /s/ Lawrence B. Sorrel
                                   ------------------------------------
                                   Name:  Lawrence B. Sorrel
                                   Title: Managing Director

                              By:  /s/ Michael M. Janson
                                   ------------------------------------
                                   Name:   Michael Janson
                                   Title:  Managing Director



                              SELLER


                              TWI CABLE INC., A DELAWARE CORPORATION


                              BY: /s/ David E. O'Hayre
                                  -------------------------------------
                                  NAME:   David E. O'Hayre
                                  TITLE:  President

                        LIST OF SCHEDULES AND EXHIBITS

Schedule 1.2            Additional Permitted Liens
Schedule 2.1(a)         Tangible Personal Property
Schedule 2.1(b)         Real Property
Schedule 2.1(c)         Franchises
Schedule 2.1(d)         Licenses
Schedule 2.1(e)         System Contracts
Schedule 2.2            Excluded Assets
Schedule 4.3            Buyer No Conflicts; Consents
Schedule 5.3            Seller No Conflicts; Consents
Schedule 5.4            Title to Assets
Schedule 5.5            Franchises, Licenses, and System Contracts
Schedule 5.6            Litigation
Schedule 5.8            System Information
Schedule 5.9            Compliance with Legal Requirements
Schedule 5.10           Financial Information
Schedule 5.12           Employees
Schedule 5.14           Environmental Matters
Schedule 6.1(g)         Rates

Exhibit A               LLC Terms Sheet
Exhibit B               Form of CSG Assignment
Exhibit C               Form of Seller's Counsel Opinion
Exhibit D               Form of Seller's FCC Counsel Opinion
Exhibit E               Form of Buyer's Counsel Opinion
Exhibit F               Form of Bill of Sale, Assignment and Assumption
                          Agreement